Exhibit 10.1
                           Introduction


         SCM Corporation adopted the Retirement Savings and Investment Plan of SCM Corporation effective October 28, 1971 for the benefit of certain of its employees including employees of certain of its affiliates ("Prior Plan"). From and after 1985 employees of Smith Corona Corporation, an affiliate of SCM Corporation, together with the employees of three wholly-owned subsidiaries of Smith Corona Corporation, namely, Hulse Manufacturing Company, SCM Office Supplies, Inc. and Histacount Corporation, participated in the Prior Plan.

         In July, 1989, Smith Corona Corporation became a public company with an offering of a majority of its common stock on the New York Stock Exchange. Effective as of July 1, 1989, Smith Corona Corporation and two of its subsidiaries, namely, SCM Office Supplies, Inc. and Histacount Corporation, each adopted separate but identical defined contribution plans for their respective employees entitled respectively, Smith Corona Corporation Retirement Savings and Investment Plan ("Plan"), SCM Office Supplies, Inc. Retirement Savings and Investment Plan and Histacount Corporation Retirement Savings and Investment Plan. Effective also as of January 1, 1989, Hulse Manufacturing Company adopted the Plan as a participating employer. The assets and liabilities of the employees of Smith Corona Corporation and its subsidiaries were "spun-off" from the Prior Plan and transferred to the three respective plans. The "spin-off" was accomplished pursuant to Section 414(l) of the Internal Revenue Code of 1986, as amended.

         Effective January 1, 1992, the SCM Office Supplies, Inc. Retirement Savings and Investment Plan was merged with and into the Plan and the Plan was amended and restated as of such date. On July 5, 1994, all the assets of SCM Office Supplies, Inc. were sold and all of the employees of SCM Office Supplies, Inc. were terminated.

         On November 4, 1994, all of the assets of Histacount Corporation were sold and all employees of Histacount Corporation were terminated. Effective December 31, 1996, the Histacount Corporation Retirement Savings and Investment Plan was merged with and into the Plan. The Plan was again amended and restated effective January 1, 1997. The Trustee for the Plan is Bankers Trust Company under a trust agreement established as of July 1, 1989.

         The current principal purpose of the Plan is to encourage employees to save for retirement by offering matching
Employer Contributions and to provide them with a convenient way to save for retirement on a regular and tax effective basis.

         Provisions of this Plan are only applicable to employees in the employment of a participating employer and who have an Hour of Service on or after January 1, 1997. Any employee who was covered under the Prior Plan or the Plan and who retired or terminated employment prior to January 1, 1997 shall be entitled to benefits as determined by the Prior Plan or Plan, as in effect at the retirement or termination date.

 ARTICLE I

                           Definitions


         As used herein, unless otherwise defined or required by the context, the following words and phrases shall have the meanings indicated. Some of the words and phrases used in the Plan are not defined in this Article I, but, for convenience are defined as they are introduced into the text.

         1.1 "Account" means a Member's Employee Contributions Account, Compensation Deferral Contribution Account, Rollover Contribution Account, and Employer Contribution Account, or any such account or subaccount thereof, as the context requires.

         1.2 "Affiliate" means any company which is related to the Employer as a member of a controlled group of corporations in accordance with Section 414(b) of the Code, as a trade or business under common control in accordance with Section 414(c) of the Code or members of an affiliated service group as defined under Section 414(m) of the Code and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code.

         1.3 "Appropriate Form" means the form prescribed by the Committee for a particular purpose.

         1.4  "Basic Contributions" means Compensation Deferral
Contributions that are eligible for matching by Employer
Contributions in accordance with Section 4.1 (Amount of Employer
Contributions).

         1.5 "Basic Contributions Subaccount" means the separate subaccount in the Compensation Deferral Contribution
Account maintained for a Member to record such Member's share of the Trust attributable to Basic Contributions.

         1.6 "Beneficiary" means the person or persons designated by the Plan or by a Member under Section 2.5
(Beneficiary Designation) to receive benefits payable under the Plan as a result of the Member's death.

         1.7 "Board" or "Board of Directors" means the Board of Directors of Smith Corona Corporation or any successor thereto.

         1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time and references to sections thereof shall be deemed to include any such sections as amended, modified or renumbered.

         1.9  "Committee" means the Benefits Administration
Committee of Smith Corona Corporation appointed in accordance with Section 10.3 (Appointment of the Committee).


         1.10 "Compensation" means with respect to a Plan Year, the sum of the amount reported by the Employer to the Internal Revenue Service on Form W-2 as the Member's compensation for such calendar year and the amount of any Compensation Deferral Contributions made on such Member's behalf to the Plan and the amount contributed by the Employer pursuant to a salary reduction agreement which is not included in a Member's gross income under
Section 125 of the Code; but exclusive of termination or severance pay, prizes, awards, grievance settlements, overseas cost of living allowances, relocation allowances, mortgage assistance, executive perquisites, stock options, and such other extraordinary items of remuneration as the Committee shall determine from time to time pursuant to such uniform and nondiscriminatory rules as it shall adopt. Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $160,000 as thereafter adjusted for inflation in accordance with Section 415(d) of the Code. If the Plan determines Compensation for a Plan Year less than 12 calendar months, then the limitation shall be equal to the annual compensation limitation determined by multiplying the limitation by the ratio obtained by dividing the number of full months in such Plan Year by 12.

         1.11 "Compensation Deferral Contributions" means contributions made by the Employer pursuant to an election by the Member to reduce the cash compensation otherwise currently payable to such Member by an equivalent amount, in accordance with the provisions of Section 3.1 (Compensation Deferral
Contributions).

         1.12 "Compensation Deferral Contributions Account" means the separate account maintained for a Member to record such Member's share of the Trust Fund attributable to Compensation
Deferral Contributions made on such Member's behalf.

         1.13  "Effective Date" means July 1, 1989.

         1.14 "Eligible Employee" means an employee who (i) has attained age 21 and (ii) has completed at least 90 days of employment with the Employer measured from his date of hire as a full-time Employee excluding an individual who is covered by a collective bargaining agreement between the Employer and any union unless participation by such Employee in the Plan has been agreed to by the parties to such agreement and also excluding any Employee who is a nonresident alien with no earned income from the Employer which constitutes income from sources within the United States.

         1.15 "Employee" means a person (but not including a person acting only as a director) who is a common law employee employed by the Employer and excluding any "leased employee" within the meaning of Section 414(n)(2) of the Code.

         1.16 "Employee Contributions" means after tax contributions that were made by a Member under the Prior Plan prior to January 1, 1989 and were transferred to this Plan.

         1.17 "Employee Contributions Account" means the separate account maintained for a Member to record such Member's share of the Trust Fund attributable to the Member's Employee Contributions. The Employee Contributions Account of each Member will consist of a subaccount for basic Employee Contributions that were eligible for matching by Employer Contributions and a subaccount for supplemental Employee contributions that were not eligible for matching by Employer Contributions.

         1.18 "Employer" means Smith Corona Corporation and with respect to a participating subsidiary who adopts the Plan pursuant to Section 13.7, such subsidiary, where appropriate.

         1.19 "Employer Contributions" means the Employer contributions made to the Trust Fund pursuant to Article IV
(Employer Contributions).

         1.20 "Employer Contribution Account" means the separate Account maintained for a Member to record such Member's share of the Trust Fund attributable to Employer Contributions made on such Member's behalf.

         1.21 "Enrollment Date" means the first day of any calendar month.

         1.22 "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time and references to sections thereof shall be deemed to include any such sections, as amended, modified or renumbered.

         1.23 "Highly Compensated Employee" means any Employee who is a 5% owner (as defined in Section 416(i)(1) of the Code), at any time during the Plan Year or the preceding Plan Year and any Employee who received Compensation for the preceding Plan
Year in excess of $80,000 (adjusted for increases in the cost-of-living in accordance with Section 415(d) of the Code) and if the Employer elects, also in the Top Paid Group (as defined in Section 414(q)(3) of the Code).

         1.24 "Hour of Service" means each hour for which an Employee is paid, or entitled to payment, or receives earned income from an Employer or an Affiliate:

              (i)  for performance of duties;

             (ii) on account of a period of time during which no duties were performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, jury duty, military duty or authorized Leave of Absence, provided that, except in the case of an Authorized Leave of Absence, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that no Hours of Service shall be credited for periods of time in respect of which an Employee receives severance pay or for payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses; and

            (iii)  for which back pay, irrespective of
    mitigation of damages, is awarded or agreed to by the Employer; provided that Hours of Service credited under (i) or (ii) shall not be credited under (iii).

         Hours of Service credited to an Employee for the performance of duties will be credited to the computation period in which the duties are performed. The determination of Hours of Service for reasons other than the performance of duties shall be calculated and credited in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b) and (c), and Hours of Service shall be credited to the computation periods to which the award or agreement pertains. Except in the case of an authorized Leave of Absence, not more than 501 Hours of Service shall be credited for any continuous period during which an Employee performs no duty or, in the case of service required to be credited for payments of back pay awarded or agreed to, for a period during which an employee did not or would not have performed duties.

         To the extent not credited above, for periods of an authorized Leave of Absence of an Employee shall be credited with a number of Hours of Service for each week of such authorized Leave of Absence equal to the Employee's weekly average number of Hours of Service scheduled for the six-week period immediately preceding such authorized Leave of Absence.

         1.25 "Initial Enrollment Date" means the earliest date for Eligible Employees to apply to become Members of the Plan.

         1.26 "Investment Fund" means any investment option approved by the Committee pursuant to Section 7.1 (Investment of Accounts).

         1.27 "Investment Manager" means the individual and/or other entity appointed in accordance with Section 11.3
(Investment Manager) who has acknowledged in writing that such individual is a fiduciary with respect to the Plan and who is:

              (a) registered as an investment adviser under the Investment Advisers Act of 1940, or

              (b)  a bank, as defined in such Act, or

              (c) an insurance company qualified to manage, assign or dispose of assets of pension plans.

         1.28  "Leave of Absence" means an absence or
interruption of service approved by the Committee under uniform and nondiscriminatory rules and procedures and any absence pursuant to the Family and Medical Leave Act of 1993. Members on leave of absence for service in the uniformed services of the United States, however, shall be deemed to have been on a Leave of Absence, provided they return to service with an Employer within the required time limitations set forth in the Uniformed Services Employment and Reemployment Rights Act of 1994.

         1.29 "Member" means an Eligible Employee who has become a member of the Plan in accordance with Article II (Eligibility and Membership). Each Member shall continue to be such until the later of the date such Member ceases to be an Eligible Employee or such Member's Accounts have been completely distributed.

         1.30 "Parental Leave" means a period not in excess of two (2) years commencing after December 31, 1984 during which an individual is absent from work for any period:

              (1)  by reason of the pregnancy of the individual,

              (2) by reason of the birth of a child of the individual,

              (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

              (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

An absence from work shall not be a Parental Leave unless the Employee furnishes the Committee such timely information as may reasonably be required to establish that the absence from work was for one of the reasons specified in this Section 1.30 and the number of days for which there was such an absence. Nothing contained herein shall be construed to establish an Employer policy of treating a Parental Leave as a Leave of Absence.

         1.31  "Plan" means the Smith Corona Corporation
Retirement Savings and Investment Plan as set forth herein or as amended from time to time and in accordance with Section
401(a)(27)(B) is designated a profit-sharing plan.

         1.32 "Plan Year" means the calendar year except the first Plan Year means the period between July 1, 1989 and December 31, 1989.

         1.33 "Required Beginning Date" means April 1 of the calendar year following the later of (a) the Plan Year in which the Member attains the age of 70-1/2 years or (b) the calendar year in which he retires.

         1.34 "Retirement Age" means the date such Member attains age 65.

         1.35 "Rollover Contribution" means an amount which is transferred from another plan to this Plan, in accordance with the provisions of Section 2.7 (Rollover Contributions From Other
Plans).

         1.36 "Rollover Contribution Account" means the separate Account maintained for a Member to record such Member's share of the Trust Fund attributable to any Rollover
Contributions made to the Plan on his behalf.

         1.37 "Service" means the period of employment (including a Leave of Absence) beginning on the first day the Eligible Employee performs duties for the Employer or an Affiliate and ending on the day of quit, retirement, discharge or death, two years after the commencement of absence on account of Parental Leave, or one year after an absence for any other reason. All prior periods of employment with the Employer or an Affiliate, and breaks in employment of less than one year shall be included in Service. If a break in employment of not more than two years is on account of Parental Leave not more than one year of Service shall be credited to an Eligible Employee for a period of Parental Leave. Service for purposes of vesting under
Section 6.1 shall be measured in full years with a fraction of a year equal to 6 months or more treated as a full year and a fraction of a year equal to less than 6 months disregarded.

         1.38 "Specific Involuntary Termination" means a termination by the Employer without cause following written notice from the Employer to the Member advising that the Member's position is being eliminated in the immediate future without cause or a resignation on account of (i) a material reduction in position or compensation, or (ii) a required geographic relocation of more than 50 miles.

         1.39  "Supplemental Contributions" means Compensation
Deferral Contributions that are not eligible for matching by Employer Contributions in accordance with Section 4.1 (Amount of
Employer Contributions).

         1.40 "Supplemental Contributions Subaccount" means the separate subaccount in a Compensation Deferral Contributions
Account maintained to record a Member's share of the Trust Fund attributable to Supplemental Contributions.

         1.41 "Suspense Account" means the separate account maintained for a Member who had monies credited to such account pursuant to Section 4.6 (Limitation on Annual Additions), reflecting the current dollar value of such credit.

         1.42 "Total and Permanent Disability" means permanent incapacity which results in a Member being unable to engage in regular employment or occupation by reason of any medically demonstrable physical or mental condition acceptable to the Committee on a nondiscriminatory basis and which would entitle the Member to benefits under Employer's long-term disability plan, if any, or to Social Security disability benefits as evidenced by a disability award letter. However, no Member shall be deemed to be disabled if such incapacity (a) resulted from or consists of habitual drunkenness or addiction to narcotics, or
(b) was incurred, suffered or occurred while the Member was engaged in, or resulted from having engaged in, a criminal enterprise, or (c) was intentionally self-inflicted, or (d) arose out of service in the armed forces of any country.

         1.43 "Trustee" means the corporate trustee appointed from time to time by the Company to administer the Trust Fund in accordance with Section 11.2 (Trustee).

         1.44 "Trust Fund" means the trust fund established in accordance with Section 11.1 (Trust Fund) from which benefits provided under this Plan will be paid.

         1.45 "Valuation Date" means the last business day of each calendar month on which the New York Stock Exchange is open for trading.

         1.46 "Use of Masculine Pronoun". The use of the masculine pronoun shall include the feminine and the singular shall include the plural.


                            ARTICLE II

                    Eligibility and Membership


         2.1 Members on the Restatement Date. Each person who was a Member of the Plan on December 31, 1996 shall continue as a Member of the Plan on January 1, 1997.

         2.2 Eligible Employees on and after the January 1, 1997. On and after January 1, 1997 an Eligible Employee may elect to become a Member on the Initial Enrollment Date or any Enrollment Date thereafter. Notwithstanding the foregoing, a former Eligible Employee who is reemployed as an Eligible Employee following a separation from Service, shall be eligible to become a Member of the Plan upon reemployment. Such reemployed Eligible Employee may rejoin the Plan on an Enrollment Date effective as of the start of first full payroll period after his re-enrollment. If a former Employee with at least 90 days of employment with the Employer, separates from Service prior to attaining age 21 and is reemployed as an Employee before the greater of (a) a period of five consecutive twelve-month periods starting with his separation of Service or (b) the period of Service prior to his separation, shall be eligible to become a Member of the Plan on the later of his attainment of age 21 or his reemployment date. Such reemployed Employee may join the Plan on an Enrollment Date effective as of the start of the first full payroll period after his re-enrollment. Each other former Employee who separates from Service prior to becoming an Eligible Employee, shall be treated as a new Employee upon reemployment.

         2.3 Completion of Appropriate Form. In order to become a Member on any Enrollment Date, an Eligible Employee must complete and return the Appropriate Form to the Committee at least 30 days (or such other period as the Committee may prescribe) prior to that Enrollment Date.

         2.4 Elections Upon Becoming a Member. The Eligible Employee, in completing the Appropriate Form specified in
Section 2.3, shall (i) authorize Employer to reduce current compensation for Compensation Deferral Contributions pursuant to
Section 3.1 (Compensation Deferral Contributions), (ii) make an investment election from among those options approved by the Committee under Section 7.1 (Investment of Accounts), and (iii) designate a Beneficiary in accordance with Section 2.5 (Beneficiary Designation). Any such payroll authorization, investment election or Beneficiary Designation shall remain in effect until changed by notice to the Committee on the Appropriate Form, subject to the provisions of the Plan.

         2.5 Beneficiary Designation. Each Member shall designate a Beneficiary on the Appropriate Form provided by the Committee. The designated Beneficiary may be an individual, estate or trust; however, if the Member is married at the time of such Member's death, such Member's surviving spouse shall automatically be such Member's sole Beneficiary unless the spouse has consented in writing in accordance with Section 9.9 (Spousal Consent) to a designation of a different Beneficiary. If more than one individual or trust is named, the Member shall indicate the shares and/or precedence of each individual or trust so named. Any Beneficiary so designated may be changed by the Member at any time (subject to his spouse's consent, if applicable) by signing and filing the Appropriate Form with the Committee.

         In the event that no Beneficiary had been designated or that no designated Beneficiary survives the Member, the following Beneficiaries (if then living) shall be deemed to have been designated in the following priority: (1) spouse, (2) children, including adopted children and stepchildren, in equal shares, (3) parents, in equal shares, of the Member's surviving parent, if only one parent survives, and (4) Member's estate.

         2.6 Transfers to or from Non-Covered Status. If a Member ceases to meet the definition of Eligible Employee as set forth in Section 1.14 (Eligible Employee) but continues to be an Employee or an employee of an Affiliate, such Member's right to make or have contributions made on such Member's behalf to the Plan shall be suspended. If, during the period of suspension, a Member's employment with the Employer or an Affiliate terminates for any reason, there shall be a distribution of such Member's Accounts in accordance with the provisions of Article IX (Distribution Upon Termination of Employment). If and when the suspended Member again becomes an Eligible Employee, such Member may resume having Compensation Deferral Contributions made on such Member's behalf as of any payroll date thereafter by giving written notice to the Committee on the Appropriate Form not less than 30 days (or such other period as the Committee may prescribe) prior to such payroll date.

         2.7 Rollover Contributions From Other Plans. An Eligible Employee or an individual who meets the definition of Eligible Employee in Section 1.14 except for the age or service requirements, who is in receipt of a distribution of cash which is eligible to be "rolled over" to a qualified plan in accordance with applicable Code sections may, in accordance with and subject to such rules and procedures approved by the Committee, transfer all or part of such distribution into the Plan; provided, that the transfer is in conformity with requirements set forth in the Code.

         Upon approval by the Committee, the amount transferred to the Plan shall be deposited in the Trust Fund in cash and shall be credited to a Rollover Contribution Account. For purposes of this Section, Rollover Contributions shall include, on and after January 1, 1993, optional direct rollover transfers of all or a portion of an eligible rollover distribution as provided for in Section 401(a)(31) of the Code.

         If a Rollover Contribution is made on behalf of an individual who has not yet become a Member, such individual shall be deemed a Member upon the establishment of the Rollover Contribution Account; however, participation in the Plan shall be limited to the Rollover Contribution Account until the other requirements for membership under this Article II are fulfilled.

                           ARTICLE III

               Compensation Deferral Contributions


         3.1 Compensation Deferral Contributions. Each Member who is an Eligible Employee may elect to have the Employer make Compensation Deferral Contributions not to exceed $9,500 per year (subject to adjustment for inflation in accordance with Section 415(d) of the Code) to the Plan on such Member's behalf to be credited to such Member's Compensation Deferral Contributions Account, in which case the cash compensation otherwise payable by the Employer to the Member shall be reduced by an amount equal to the Compensation Deferral Contributions so made. Subject to the limitations prescribed in Section 3.4, the amount of Compensation Deferral Contributions in any payroll period shall be in whole percentages from 2% to 12% of the Member's Compensation as the Member shall designate (or such greater or lesser percentages as the Committee may from time to time prescribe for the Plan). If the Compensation Deferral Contributions of a Member exceeds the annual dollar limit of this Section 3.1 applicable for a Plan Year, the excess amount and the income, if any, allocable thereto shall be distributed to the Member not later than the April 15 following the close of the taxable year of the Member.

         3.2 Changes and Suspension of Contributions. Subject to Section 3.1, Compensation Deferral Contributions made on a Member's behalf may be increased or decreased by giving 30 days' written notice to the Committee on the Appropriate Form, effective the next following Enrollment Date. Compensation Deferral Contributions may be suspended effective at the beginning of the next payroll period, by giving 10 days' written notice to the Committee. A Member who has suspended Compensation Deferral Contributions may resume having such contributions made on his or her behalf commencing on any subsequent Enrollment Date by giving 30 days' written notice to the Committee (or such shorter notice period as the Committee may from time to time permit) on the Appropriate Form.

         3.3  Transfer of Contributions to Trustee.
Contributions made under this Article III will be transferred to the Trustee as soon as reasonably possible following the month in which the Member's cash compensation is reduced; provided that all Compensation Deferral Contributions for a Plan Year shall be transferred to the Trustee not later than 15 business days after the close of the month in which such amounts were deducted and withheld.

         3.4 Limitation on Compensation Deferral Contributions. Compensation Deferral Contributions for any Plan Year shall be subject to the actual deferral percentage limitations of Section 401(k)(3) of the Code. The Committee may take any and all action it deems necessary to comply with the actual deferral percentage limitations of Section 401(k)(3) of the Code with respect to any Plan Year including limiting the percentage or amount of Compensation Deferral Contributions elected by any or all Members who are Highly Compensated Employees and including actions permitted by Sections 401(k)(8) and 402(g)(2)(A)(i) of the Code and the regulations thereunder.


                            ARTICLE IV

                      Employer Contributions


         4.1 Amount of Employer Contributions. The Employer shall make contributions to the Plan, with respect to each payroll period on behalf of each Member who is an Eligible Employee, equal to 50% (or such greater percentage, not exceeding 100%, as the Board may from time to time authorize) of that portion of the Member's Compensation Deferral Contributions which do not exceed 6% (or such other percentage as the Board may from time to time permit) of Compensation in such payroll period. The Board of Directors may, in its discretion, temporarily discontinue Employer Contributions with respect to Member's Compensation Deferral Contributions (which are Basic Contributions) for Compensation not yet earned on the date such Employer Contributions are temporarily discontinued. The Board of Directors may also, in its discretion, authorize to be made as of the close of a Plan Year a special Employer Contribution with respect to some or all Members to be a "qualified nonelective contribution" as defined in Section 401(m)(4) of the Code and applicable regulations.

         4.2 Limitations on Matching Contributions. Matching Employer Contributions for a Plan Year in respect of a Member who is a Highly Compensated Employee shall be subject to the actual contributions percentage limitations of Section 401(m)(2) of the Code and may be reduced to the extent necessary, as determined by the Committee, to comply with the contributions percentage requirements of Section 401(m)(2) of the Code with respect to any Plan Year including the prohibition on the multiple use of the alternative limitation under Treasury Regulation Section 1.401(m)-2. Moreover, the Committee may take any action permitted by Section 401(m)(6) of the Code and the regulations thereunder to comply with the contributions percentage requirements of Section 401(m)(2) of the Code and may take any corrective action permitted by Treasury Regulation Section 1.401(m)-2(c).

         4.3 Treatment of Forfeitures. Any amounts forfeited in accordance with Sections 6.4 (Forfeitures) and 13.6 (Unclaimed Amounts) shall be applied as a credit towards the amount of Employer Contributions otherwise required under Section 4.1. However, if pursuant to Section 4.1, Employer Contributions are temporarily discontinued, for Plan Years following the Plan Year in which such temporary discontinuance occurs, any such forfeited amounts in excess of the amounts required to restore forfeited amounts to the Employer Contribution Accounts of Members who are reemployed in accordance with Section 6.4 shall be allocated as of the last day of the Plan Year to Members' Employer Contribution Accounts in an amount equal to the amount of such forfeited amounts available for allocation multiplied by a fraction the numerator of which is the Members' Compensation Deferral Contributions for the Plan Year not in excess of six percent of such Member's Compensation and the denominator of which is the aggregate of all Members' Compensation Deferral Contributions not in excess of six percent of all such Members' Compensation.

         4.4 Transfer of Contributions to Trustee. Employer Contributions under this Article IV with respect to each payroll period shall be paid to the Trustee as soon as practicable after the close of the month in which such payroll period ends (but in no event later than 15 business days after the last day of such month) and such Employer Contributions (inclusive of the credit for forfeitures as provided in Section 4.3) shall be credited as of the last day of such month to each Member's Employer Contribution Account.

         4.5 Contributions After Certain Leave of Absences. Notwithstanding any Plan provision to the contrary, a Member who returns to service with an Employer on or after December 12, 1994 under the Uniformed Services Employment and Reemployment Rights Act of 1994 following a Leave of Absence shall be eligible to make additional Compensation Deferral Contributions with respect to the Plan Years (or portions thereof) comprehended by such Leave of Absence, provided that, such Contributions are made during a period which begins on the Member's reemployment date and ends on the date which is the earlier of (a) five years therefrom or (b) the date after reemployment which is equal to three times the length of such Leave of Absence. The maximum amount of such Compensation Deferral Contributions shall not exceed the amount he would have been permitted to make under the limitations imposed under this Article IV had he remained employed during such Leave of Absence. Such Member shall also be entitled to receive and have credited to his Account matching Employer Contributions for such Leave of Absence to the extent he actually makes Compensation Deferral Contributions upon which allocation of such matching Employer Contributions are contingent. For purposes of computing the amount of Compensation Deferral Contributions and matching Employer Contributions, a Member's Compensation during such Leave of Absence shall be deemed to be equal to the rate of Compensation he would have earned during such Leave of Absence or, if this is uncertain, his average Compensation during the 12-month period immediately preceding such Leave of Absence (or, if shorter, the portion of the year preceding such Leave of Absence). With respect to any Contributions made under this Section, (i) no earnings shall be credited for any period before such Contributions are actually made and (ii) such Contributions shall not be subject to any otherwise applicable limitation under Section 402(g), 401(a), 401(k), 401(m), 404(a) or 415 of the Code for the Plan Year(s) such Contributions are actually made.

         4.6  Limitation of Annual Additions.

         (a) Notwithstanding anything herein to the contrary, in no event shall the Annual Additions (as hereinafter defined) with respect to any Member in any Plan Year exceed the Maximum Annual Addition. A Member's "Maximum Annual Additions" means the lesser of (i) 25% of the Member's compensation within the meaning of Section 415(c)(3) of the Code or (ii) $30,000.

         (b)  For purposes of this Section 4.5 the term "Annual
Additions" means the sum for any Plan year of:

              (i) Compensation Deferral Contributions made in accordance with Section 3.1 (Compensation Deferral
    Contributions).

             (ii) Employer Contributions including forfeitures as applied in accordance with Section 4.1 (Amount of Employer Contributions) and Section 4.3 (Treatment of
    Forfeitures).

            (iii) The amount of annual additions (as defined in Section 415(c)(2) of the Code) under other plans, if any, of the Employer or Affiliate including (a) qualified defined contribution plans, (b) qualified defined benefit plans with individual medical benefit accounts (as defined in Section
    415(l) of the Code) and (c) welfare benefit plans with post-retirement medical benefits for key employees (as defined in Section 419A(d)(2) of the Code).

         (c)  If the Member's Annual Additions exceed the
Maximum Annual Additions limitations in accordance with this
Section 4.6, such amounts shall be handled as provided in
Section 4.6(f).

         (d)  Combined Fraction.

              (1) Notwithstanding the foregoing, if a Member is a participant in any qualified defined benefit plan maintained by an Employer or an Affiliate, the sum of the "Defined Benefit Plan Fraction" (as defined below) and the "Defined Contribution Plan Fraction" (as defined below) for such Member shall not exceed 1.0 (called "Combined Fraction"). If for any Plan Year the Combined Fraction of a Member exceeds 1.0 after application of provisions for limitation of benefits under all such qualified defined benefit plans, the Maximum Annual Additions of such Member shall be reduced as provided in Section 4.5(c) to the extent necessary to reduce the Combined Fraction of such Member to 1.0.

              (2)  The "Defined Benefit Plan Fraction"
    applicable to a Member for any Plan Year is a fraction, the numerator of which is the sum of the Projected Annual Benefit of the Member under all of the qualified defined benefit plans maintained by the Employer or an Affiliate (whether or not terminated) in which such Member participates (determined as of the close of the Plan Year) and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the maximum dollar limitation on a Member's Projected Annual Benefit under Sections 415(b) and (d) of the Code, or (ii) 140 percent of the Member's highest covered compensation, including any adjustments under Section 415(b) of the Code. Notwithstanding the above, if the member was a participant as of the first day of the first Plan Year after December 31, 1986, in one or more defined benefit plans maintained by the Employer or an Affiliate which were in existence on May 6, 1986, the denominator of the fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefits plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all limitation years beginning before January 1, 1987.

              (3) The "Defined Contribution Plan Fraction" applicable to a Member for any Plan Year is a fraction, the numerator of which is the sum of the annual additions to the Member's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer or an Affiliate for the current and all prior Plan Years (including the annual additions attributable to a Member's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer or an Affiliate, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in
    Section 415(1)(2) of the Code, maintained by the Employer or an Affiliate), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Plan Years of Service with the Employer or an Affiliate (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Member's Compensation for such year.

         (e)  Definitions.

              (1) "Highest Average Compensation" means the average of a Member's high three consecutive Plan Years (determined as of the close of the Plan Year) of employment with the Employer (or the actual number of years of employment for those Members) who are employed for less than three consecutive years with the Employer).

              (2) "Projected Annual Benefit" means the annual benefit a Member would receive from employer contributions under a defined benefit plan, adjusted, in the case of any benefit payable in a form other than a single life annuity or a qualified joint and survivor annuity, to the actuarial equivalent of a single life annuity, assuming (i) the Member continues employment until reaching the plan's normal retirement age (or the Member's current age, if later),
    (ii) compensation remains unchanged and (iii) all other relevant factors used to determine benefits under the plan remain constant in the future.

         (f) In the event that, notwithstanding the foregoing provisions of this Section 4.6, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Member and such excess arises as a consequence of reasonable error in estimating a Member's compensation or such other circumstances as the Secretary of Treasury shall permit, the Employer Contribution portion including Compensation Deferral Contributions, if any, of such excess shall be held in a Suspense Account and, if such Member remains a Member, shall be used to reduce Employer Contributions for such Member for the succeeding Plan Years, and, if such Member ceases participating in the Plan, shall be used to reduce Employer Contributions for all Members in the Plan Year of cessation and succeeding Plan Years, as necessary.

         (g) For purposes of this Section 4.6, the standard of control for determining if a company is an Affiliate under
Section 414(b) and 414(c) of the Internal Revenue Code shall be deemed to be "more than 50%" rather than "at least 30%."

         (h) For all Plan Years beginning on and after January 1, 2000, Sections 4.6(d), (e), (f) and (g) shall no longer apply and shall be of no force or effect.


                            ARTICLE V

                             Accounts


         5.1 Maintenance of Accounts. For each Member the Committee shall, where applicable, maintain a separate Compensation Deferral Contributions Account (with a Basic Contributions Subaccount and a Supplemental Contributions Subaccount), an Employer Contribution Account and a Rollover Contribution Account. For Employee Contributions made prior to January 1, 1989 to the Prior Plan which were not Compensation Deferral Contribution Accounts, the Committee shall continue to maintain a separate Employee Contributions Account consisting of the Basic Employee Contributions Subaccount and the Supplemental Employee Contributions Subaccount under the Prior Plan.

         5.2 Valuations. As of each Valuation Date, the Committee shall cause to be adjusted the Employee Contributions Account, if any, (including each subaccount thereunder), the Compensation Deferral Contributions Account (including each subaccount thereunder) the Employer Contribution Account and the Rollover Contribution Account for each Member to reflect his share of contributions (including for this purpose contributions made after such Valuation Date but credited as of such Valuation
Date), amounts of principal and interest paid to the Plan with respect to a loan made to such Member pursuant to Section 8.5, withdrawals, distributions, forfeitures, income, expenses payable from the Trust Fund and any increase or decrease in the value of Trust Fund assets since the preceding Valuation Date. Each separate account maintained for each loan made to a Member pursuant to Section 8.5 shall be valued as of each Valuation Date by adjusting the balance of the loan for the payment principal thereunder.


                            ARTICLE VI

                       Vesting of Accounts


         6.1 Employer Contribution Account. A Member's entire Employer Contribution Account shall be vested when the Member has completed at least five years of Service. If a Member separates from Service before completing five years of Service, such Member shall be deemed to have received an immediate constructive cash-out distribution of his entire nonvested Employer Contribution
Account at separation equal to zero dollars.

         6.2  Other Accounts.  Interests in Rollover
Contribution Accounts, Employee Contributions Accounts and
Compensation Deferral Contributions Accounts shall be fully vested at all times.

         6.3 Earlier Vesting in Employer Contribution Account. Notwithstanding the foregoing, a Member's interest in his Employer Contribution Account shall be fully vested (i) on the date of termination of employment by reason of death, Total and Permanent Disability, or Specific Involuntary Termination (ii) when and if this Plan shall at any time be terminated for any reason, (iii) upon the complete discontinuance of contributions by the Employer hereunder, (iv) upon partial termination of this Plan if such Member is a member affected by such partial termination or (v) on the date a Member reaches Retirement Age.

         6.4 Forfeitures. A Member's Employer Contribution Account which is not vested in accordance with this Article VI at the time of Member's separation from Service shall be forfeited as of the last day of the Plan Year in which the Member has a separation from Service. However, if a Member who has separated from Service is reemployed before the end of a period of five consecutive Plan Years beginning with the Plan Year in which the Member has a separation from Service and during which the Member is not an Employee on the last day of each Plan Year, any forfeited amounts shall be restored to the Member's Employer Contribution Account without the necessity of the re-employed Member to repay the previous distribution. For purposes of the preceding sentence, any Plan Year in which a Member is absent from work on the last day of the Plan Year by reason of a Parental Leave shall not be counted as one of the Plan Years in such a period of five consecutive Plan Years and the Plan Year immediately following a Plan Year in which such Member is absent from work on the last day of the Plan Year by reason of Parental Leave shall be deemed to be consecutive.

         Amounts required to be restored to the Employer Contri-bution Accounts of a Member shall be reinstated, to the extent not contributed by an Employer, out of amounts forfeited under this Section 6.4 or Section 13.6 (Unclaimed Amounts) for the Plan Year.

         A Member who separates from Service shall have his prior Service restored for purposes of vesting when he is reemployed as an Employee if (a) he was vested when he separated from Service or (b) he was not vested when he separated from Service, but is reemployed as an Employee before the greater of
(i) a period of five consecutive 12-month periods starting with his separation from Service or (ii) the period of Service prior to his separation.


                           ARTICLE VII

                      Investment of Accounts


         7.1  Investment of Accounts.

         Upon becoming a Member, the Member shall direct that Compensation Deferral Contributions and Rollover Contributions be invested in any one or more of the Investment Funds approved by the Committee in increments of at least 25%. The Committee reserves the right to add, delete or replace any Investment Fund under the Plan.

         The Employer, Committee or Trustee doesn't guarantee the rate of return on any of the Investment Funds. The actual rates of return will vary with the investment performance of the Investment Fund(s) chosen by Members.

         7.2 Redirection of Future Contributions. A Member's investment direction under Section 7.1 may be changed once each calendar quarter. To make an investment direction change, the Member must give written notice to the Committee on the Appropriate Form on or before, but not later than, the last business day of the month and the change will be effective as of the first day of the month following the timely submission of the Appropriate Form. Such a change in direction shall be as to future Compensation Deferral Contributions and future Employer Contributions only and shall not be effective as to amounts previously contributed or invested. The Appropriate Form, once submitted to the Committee, may not be revoked. The Committee reserves the right to allow redirection of future contributions by use of an interactive telephone system.

         7.3  Reinvestment of Prior Contributions.

         (a) A Member may, by giving written notice to the Committee on the Appropriate Form, on or before, but not later than, the last business day of a month, direct that 25%, 50%, 75% or 100% of the total value in any Investment Fund of the Member's Rollover Contribution Account, if any, Employee Contributions Account and Employer Contributions Account, if any, Compensation Deferral Contributions Account be transferred from such Investment Fund to any other Investment Fund (in increments of at least 25%) once each calendar quarter. All of a Member's Accounts shall be treated as one for reinvestment purposes. The value of any Account or portion thereof to be reinvested shall be determined on the Valuation Date of the month of transfer which shall be the month in which a timely submission of the Appropriate Form is made. The Appropriate Form, once submitted to the Committee, may not be revoked. The Committee reserves the right to all reinvestment of prior contributions by use of an interactive telephone system.

         (b) The Committee may, in its sole discretion, impose, at any time or from time to time, such restrictions on the transfers of monies from one Investment Fund to another as it deems necessary or appropriate.

         7.4 Statements of Accounts. Each Member shall be fur-nished a quarterly statement of accounts. A like statement shall be furnished to a Member upon any distribution being made under the Plan.

         7.5 Crediting of Contribution Accounts. Interests in each of the Investment Funds shall be credited to each Member's
Accounts as units of value determined separately for each Investment Fund, as follows:

         (a)  the initial value of a unit in each Investment
    Fund shall be one dollar,

         (b) the unit of value of each Investment Fund shall be redetermined on each Valuation Date by dividing the then fair market value of all of the assets of such Investment Fund by the number of units therein then outstanding. Amounts held as a result of forfeiture shall not be included in the value of the Smith Corona Corporation Common Stock Fund in determining the unit of value; and

         (c) current Compensation Deferral Contributions, Employer Contributions and Rollover Contributions will be credited to the Member's Accounts as units of value, the number of which is determined by dividing the dollar amount of the contribution by the then current unit of value.

         If a Suspense Account credited in accordance with
Section 4.6(f) is in existence on a Valuation Date, the number of units of value in the Suspense Account shall be adjusted as of each Valuation Date so that such an account does not participate in the Trust's investment gains or losses. To the extent a Member's Compensation Deferral Contributions Account is invested pursuant to Section 8.5 in a loan to the Member, the Member's Accounts shall be credited and charged directly with income, gains, losses and expenses attributable to such loan as of each Valuation Date and the value of such Account will be adjusted through the date of a distribution to reflect the value of such direct investments on the distribution date. The Member's loan principal and interest payments (i) shall be credited to the Member's Compensation Deferral Contributions Account or Employee Contributions Account, as appropriate, as units of value, the number of which is determined as of the Valuation Date coinciding with or next following the date of such payment by dividing the dollar amount of the payment by the then current unit of value and (ii) shall be invested in accordance with the Member's investment directions for future Compensation Deferral Contri-butions pursuant to Section 7.2.

         7.6 Correction of Error. In the event of an error in the adjustment of a Member's Account, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against forfeitures for the Plan Year or to or against income as an expense of the Trust for the Plan Year in which the correction is made, or if the Employer contributes an amount to correct any such error, from such amount. Except as provided in this Section, the Accounts of other Members shall not be readjusted on account of such error.

                           ARTICLE VIII

             Withdrawals and Loans During Employment


         8.1  Withdrawal Options.

         (a) Age 59-1/2. After a Member's attainment of age 59-1/2, a Member may make, in any twelve-month period, one withdrawal of all or any portion of the value of the Member's Compensation Deferral Contributions Account, Employee Contributions Account, if any, Rollover Contribution Account, if any, and the vested portion of his Employer Contribution Account by filing the Appropriate Form with the Committee. Such a withdrawal can be made for any reason. Unless waived by the Committee, withdrawal by a Member who is married must be consented to in writing by the Member's spouse.

         (b) Hardships. In the event of Hardship (as defined in Section 8.2), a Member may, by filing the Appropriate Form with the Committee, elect to withdraw all or such portion of the Member's Rollover Contribution Account, if any, as is needed on account of such Hardship. Also, in the event of Hardship, a Member who (i) has not yet attained age 59-1/2, (ii) has withdrawn all funds to the maximum extent permitted under the Plan, and (iii) is not eligible to make a loan under Section 8.5 may, by filing the Appropriate Form with the Committee, elect to withdraw all or such portion of the Member's Compensation Deferral Contributions Account (excluding earnings and appreciation after December 31, 1988 attributable thereto) as is needed on account of such Hardships. Unless waived by the Committee, a hardship withdrawal by a Member who is married must be consented to in writing by the Member's spouse.

         (c) Employee Contributions Account. A Member may withdraw, once in any twelve-month period, all or any portion of the Member's Employee Contributions Account, if any, (excluding earnings or appreciation attributable thereto) by filing the Appropriate Form with the Committee. Such a withdrawal can be made for any reason. Unless waived by the Committee, withdrawal from a Member's Employee Contributions Account by a Member who is married must be consented to in writing by the Member's spouse.

         (d) No Other Withdrawals. Prior to a Member's employment termination, no other withdrawals from the Member's
Account may be made.

         8.2  Hardship Withdrawals.

         (a) Frequency. Hardship withdrawals for any reason other than payment of tuition and related educational fees may be made only once in any twelve-month period.

         (b) Verification of Need. Each request for a hardship withdrawal must be accompanied by a statement signed by the Member attesting that the financial need cannot be relieved,

              (i) Through reimbursement or compensation by insurance or otherwise,

             (ii)  By liquidation of the Member's assets
    (including those assets of the Member's spouse and minor children that are reasonably available to the Member) to the extent such liquidation will not itself cause immediate and heavy financial need,

            (iii)  By ceasing Compensation Deferral
    Contributions under the Plan, or

             (iv) By other distribution or nontaxable (at the time of the loan) loans from any plan maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

         In the absence of contrary knowledge, the Committee shall be entitled to rely on the Member's statement of need without inquiry into the Member's financial circumstances or the veracity of such statement.

         (c)  Determination of Hardship.

              A withdrawal will be deemed to be a hardship withdrawal if made on account of:

              (i) Medical expenses incurred by the Member, the Member's spouse, or any dependent of the Member,

             (ii) Purchase (excluding mortgage payments) of a principal residence for the Member,

            (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, the Member's spouse or any dependent of the Member.

             (iv)  The need to prevent the eviction of the
    Member from the Member's principal residence or foreclosure on the mortgage of the Member's principal residence,

              (v) Such other immediate and heavy financial need as the Commissioner of Internal Revenue may from time to time publish by revenue rulings, notices and other documents of general applicability, or

             (vi) Any other immediate and heavy financial need as determined on the basis of all relevant facts and circumstances by the Committee in an objective and nondiscriminatory manner in accordance with the requirements of the Code and the applicable regulations and in accordance with the following standards and principles:

                   (A)  the need shall be due to an extra-
         ordinary emergency,

                   (B)  the need shall be heavy,

                   (C)  the need shall be immediate,

                   (D)  the need shall be for reasons of
         hardship as commonly understood such as financial expenses and not for entertainment or pleasure, and

                   (E)  the need shall not fail to qualify as
         immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred.

         8.3 Values. All withdrawals under Section 8.1 shall be based on the values of Accounts as of the Valuation Date coinciding with or next following the filing of the Appropriate Form or the date of approval of the application by the Committee, if later. Any withdrawal from an Account (or Subaccount thereof) under Section 8.1 shall be charged proportionately against each Investment Fund described in Article VII (Investment of Accounts) in which such Account (or Subaccount thereof) is invested.

         8.4 Payment of Withdrawals. Any amount withdrawn under Section 8.1 shall be paid to a Member in a lump sum in cash, as soon as practicable after the Valuation Date as of which the withdrawal election is effective except that any withdrawal other than for Hardship which involves Employer Securities shall include whole numbers of Employer Securities unless the Member requests otherwise and the Committee approves such request.

         8.5 Loans. A Member may borrow for any purpose either from his Compensation Deferral Contributions Account or from his Employee Contributions Account (but not both and loans from different accounts may not be outstanding at the same time) once in any three-year period an amount which shall be not less than $1,000 nor more than 50% of the account in question (but not in excess of $50,000).

         For the purposes of the foregoing, the highest outstanding balance of an existing loan (from the Plan and any other qualified plans of the Employer or Affiliate) during the one year period ending on the day before the date of the loan shall be aggregated with any additional funds being borrowed in order to calculate a Member's borrowing limit. Transactions for additional funds shall be booked and documented at the then current interest rates as a new loan in the aggregate sum of the balance of the old loan and the newly borrowed money and the old loan shall be canceled.

         All loans shall be made pursuant to such other procedures and terms as shall be adopted by the Committee, subject to the following:

         (a) A loan shall be repayable within five years from the date of borrowing upon such terms as determined by the Committee; provided, however, that if the proceeds of such loan were applied toward the acquisition of any dwelling unit used as a principal residence of the Member, the term of such loan may exceed five years as determined by the Committee.

         The Committee may in its absolute discretion grant such loan in accordance with such uniform and nondiscriminatory rules as it may from time to time establish. Any such loan shall be made at one percent above a then prevailing prime rate of interest charged by a commerical bank selected by the Committee and on such terms of repayment (in level amortized payments not less frequent than monthly) and subject to such rules and restrictions as the Committee shall determine, provided that any such loans shall be available to all Members on a reasonably equivalent basis. The Committee may require repayment of a loan by payroll deduction and repayments will be invested in accordance with the investment direction in effect for such Member.

         All Member loans shall be secured by 50% of the balance of the account from which the loan is made and shall be charged proportionately against the Investment Fund in which the funds borrowed are invested. To the extent a loan is unpaid, it shall be deducted from the amount payable to such Member or such Member's beneficiary at the time of distribution of the entire Account. A Member who terminates employment with an outstanding loan who elects not to have an immediate distribution under Section 9.2, may continue to repay the loan directly over the remaining loan term. Any loan made to a married Member under this Section 8.5 shall be made by a check payable jointly to the Member and the Member's spouse unless the spouse has consented in writing in accordance with Section 9.9 (Spousal Consent) to the payment of the proceeds of such loan to the Member alone.
    If a married Member who has elected an annuity form of distribution under Section 9.3 applies for a loan under this
    Section 8.5, the Member's spouse must consent in writing to the loan in accordance with Section 9.9;

         (b) In the event that a Member fails to repay a loan according to its terms and foreclosure occurs, the Plan may foreclose on the portion of the Member's Account for which a distributable event has occurred. In the event of foreclosure, a distributable event shall be deemed to occur immediately following the next Valuation Date for any portion of a Member's Compensation Deferral Contributions Account or Employee Contributions Account, if any, with respect to which the Member or the Member's Beneficiary would be permitted in accordance with Sections 8.1 or 9.1 to elect an immediate distribution;

         (c) The note representing the loan (and other loans to the same Member) will be segregated in a separate fund held by the Trustee as a separate earmarked investment solely for the Account of the Member. A Member's payments to the Trust of principal and interest on a note held in such a segregated fund shall be invested by the Trustee as elected by the Member in accordance with the Member's investment directions for future Compensation Deferral Contributions in accordance with Section 7.2, as soon as reasonably practical.

         (d) Loan applications may be obtained from the Committee at any time by any Member. Completed applications may be submitted to the Committee or its designee at any time.

         8.6 Loan Proceeds Value. All loans under Section 8.5 shall be based on the values of Accounts as of the Valuation Date coinciding with or next following the date of approval of the loan application by the Committee. The loan proceeds from an Account (or Subaccount thereof) under Section 8.5 shall be charged proportionately against each Investment Fund described in
Article VII (Investment of Accounts) in which such Account (or Subaccount thereof) is invested.


                            ARTICLE IX

                           Distribution


         9.1  Amount of Distribution.  The Member or the
Member's Beneficiary, as the case may be, shall be entitled to receive a distribution of the vested value of the Member's
Account upon:

         (a) the Member's termination of employment, death or Total and Permanent Disability, or

         (b) termination of the Plan without establishment of a successor plan, or

         (c) the disposition of substantially all of the assets of the Employer to an acquiring corporation which continues the employment of the Member.

         (d) the disposition by the Employer of its interest in subsidiary participating in the Plan to an acquiring corporation which continues the employment of the Member.

         The vested value of the Member's Account shall be determined in accordance with Article VI (Vesting of Accounts) as of the Valuation Date coinciding with or next following such event except that, in the case of the Member's Total and Permanent Disability, the vested value of the Member's Account shall be determined as of the Valuation Date coinciding with or next following the date the Committee determines that the Member has a Total and Permanent Disability. If a Member dies prior to commencement of the distribution of the vested value of his Account, distribution shall be paid to the Member's Beneficiary
(a) if payment is to be made in lump sum as a normal form of distribution under Section 9.2, the entire distribution must be paid within five years after the Member's death or (b) if payment is to be made in an alternative form of distribution under
Section 9.3, the installments or annuity must commence within one year of the Member's death if the Beneficiary is other than the Member's surviving spouse or no earlier than the Member's Required Beginning Date if the Beneficiary is the Member's surviving spouse and be payable over a period not to exceed the Beneficiary's life or a period not in excess of the Beneficiary's life expectancy. If a Member dies after the distribution of his benefits has commenced, the remaining portion of his distribution will be distributed to the Member's Beneficiary at least as rapidly as under the method of distribution being used at the date of Member's death.

         9.2 Normal Form of Distribution. Unless otherwise elected in accordance with Section 9.3 and subject to Section 9.7, distributions shall be made by the Trustee as soon as practicable after the Valuation Date coinciding with or next following the event giving rise to the distribution in a single lump sum in cash except that (a) unless the Member elects otherwise Employer Securities held in the Member's Accounts shall be distributed in kind and (b) in the discretion of the Committee, a note with respect to a Member's loan from such Member's Compensation Deferral Account or Employee Contributions Account may be distributed in kind. If the amount distributable from the Member's Accounts is in excess of $3,500, the Member's consent to such immediate distribution shall be required, but a distribution of up to $3,500 shall not require such consent. In the absence of such consent where required, the amount otherwise distributable to the Member shall remain in the Member's Accounts until the Valuation Date coinciding with or next following the date on which the Member reaches age 70 or his death, if earlier, when, without the necessity of any consent (other than spousal consent under Section 9.9, if applicable), his entire interest in the Plan shall be distributed. A Member who has terminated employment and declined to consent to an immediate distribution may, prior to attaining age 70, elect to receive the distribution of his entire interest in the Plan as of the Valuation Date immediately following the filing of such election. In addition, the Committee may, in its discretion, approve a request filed by such a Member seeking a partial distribution from his Accounts provided the Member is also receiving, or has received, a retirement benefit from a defined benefit qualified plan sponsored by his Employer. A partial distribution request (1) must be for a minimum of $1,000, (2) cannot be approved if the Member's balance in his Accounts will fall below $3,500 as a result of such partial distribution and (3) may not be filed more than once in any calendar year. While a Member's Accounts remain in the Plan after his termination of employment, such Member shall have the right to transfer the investment of his Account pursuant to the terms of Sections 7.3 and 7.4 of the Plan. However, such a Member may not borrow from his Accounts under Section 8.5 of the Plan.

         9.3  Alternate Form of Distribution.  A Member (or a
Member's Beneficiary in the event of the Member's death) may request to have the value of the Member's Accounts distributed in a manner other than in accordance with Section 9.2.

         Such alternate form of payment shall be limited to the form described in Section 9.8 (Annuities) or periodic installments commencing as soon as practicable after the Member's death or at such other time as the Member or the Member's Beneficiary, as the case may be, shall elect in accordance with the Plan over a fixed period not to exceed the lesser of ten years or the life expectancy of the Member or Beneficiary as applicable, at the time payments commence.

         9.4 Identity of Payee. The determination of the Committee as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

         9.5   Non-alienation of Benefits.

         (a) No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities including bankruptcy of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber benefits to which such person may become entitled under this Plan.

         (b)  Notwithstanding Section 9.5(a), the Trustee

              (i) shall comply with an order entered on or after January 1, 1985, determined by the Committee to be a Qualified Domestic Relations Order as provided in Section 9.6,

             (ii) shall comply with a domestic relations order entered before January 1, 1985, if benefits are already being paid under such order, and

            (iii) may treat an order entered before January 1, 1985, as a Qualified Domestic Relations Order even if it does not meet the requirements of Section 9.6.

         9.6  Qualified Domestic Relations Order.

         (a) "Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement):

              (i) which is made pursuant to a state domestic relations law (including a community property law),

             (ii)  which relates to the provision of child
    support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Member,

            (iii) which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the Member's Accounts under the Plan, and

             (iv) with respect to which the requirements of paragraphs (b) and (c) are met.

         (b)  A domestic relations order can be a Qualified
Domestic Relations Order only if such order clearly specifies:

              (i) the name and the last known mailing address, if any, of the Member and the name and mailing address or each alternate payee covered by the order,

             (ii)  the amount or percentage of the Member's
    Accounts to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

            (iii) the number of payments or period to which such order applies, and

             (iv)  each Plan to which such order applies.

         (c) A domestic relations order can be a Qualified Do-mestic Relations Order only if such order does not:

              (i) require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

             (ii)  require the Plan to provide increased
    benefits (determined on the basis of actuarial value), or

            (iii)  require the payment of benefits to an
    alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

         (d) In the case of any payment before a Member has had a termination of employment, a domestic relations order shall not be treated as failing to meet the requirements of Section
9.6(b)(i) solely because such order requires that payment of benefits be made to an alternate payee:

              (i) on the earlier of (a) the date on which the Member is entitled to a distribution under the Plan, (b) the later of (I) the date the Member attains age 50 or (II) the earliest date on which the Member could begin receiving benefits under the Plan if the Member separated from Service or (c) upon application of the alternate payee within a specified period of time after entry of the domestic relations order as provided in such order,

             (ii) as if the Member had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any Employer subsidy for early retirement), and

            (iii) in any form in which such benefits may be paid under the Plan to the Member (other than in the form of a Qualified Joint and Survivor Annuity with respect to the alternate payee and his or her subsequent spouse).

         (e) To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Member shall be treated as the surviving spouse of such Member for purposes of being the Beneficiary of 100% of the Member's vested Account and providing for a valid consent in accordance with Section 9.9.

         9.7 Commencement of Benefits. Unless a Member elects otherwise, the payment of benefits under the Plan shall begin no later than the 60th day after the latest of the close of the Plan
Year in which:

         (a)  the Member attains his Retirement Age;

         (b) the 10th anniversary of the date the Member's participation in the Plan occurs;

         (c) the Member's employment with the Employer or an Affiliate is terminated;

provided that no benefits shall be distributed unless the Member has filed a claim for benefits until the Valuation Date immediately proceeding the Required Beginning Date and further provided that all benefits shall be distributed to the Member no later than the Member's Required Beginning Date.

         9.8 Annuities. Subject to subsections (a) and (b) hereof, if the form of distribution is to be an annuity contract, it may be in such form and with such provisions as the Member or the Member's Beneficiary, as the case may be, may elect which are available for purchase from an insurance company including, but not limited to, a full cash refund life annuity, an annuity with income for life or an annuity with income for a period certain (payable at least annually). Such distribution is to be provided through the purchase from an insurance company and distribution from the Trust Fund of a nontransferable annuity contract; provided the benefit under such annuity contract cannot be paid to anyone other than the Member prior to the Member's death, and if a joint and survivor annuity is provided, unless such joint annuitant shall be the Member's spouse, the actuarial value of the Member's benefits, as of the date benefit payments commence, shall be more than 50 percent (50%) of the Member's vested Accounts.

         (a)  Limitations on Participant Elections.
Notwithstanding any elections of an annuity form of payment made by a Member, benefit payments shall be made over a period not in excess of the life of the Member or the lives of the Member and the Member's Beneficiary or the Member's life expectancy or the joint and last survivor life expectancy of the Member and the Member's Beneficiary and otherwise meet the requirements of
Section 401(a)(9) of the Code.

         (b) Qualified Joint and Survivor Annuities. Not-withstanding the foregoing provisions of this Section 9.8, in the case of a Member who has elected to receive an annuity form of benefit, distribution shall be in the form of a Qualified Joint and Survivor Annuity, unless the Member with the Member's spouse's consent as provided in Section 9.9 elects to receive a different form of annuity. The term "Qualified Joint and Survivor Annuity" means an annuity payable to the Member for life and, if the Member's spouse survives the Member, a survivor an-nuity payable to the spouse for life in an amount equal to 50 percent (50%) of the annuity payable to the Member.

         If the Member who has elected to receive an annuity form of benefit is not married, subject to Section 9.6 (Qualified Domestic Relations Order), the annuity shall be paid in the form of a single life annuity unless the Member waives the single life annuity. The amount of the benefits payable under a Qualified Joint and Survivor Annuity shall be the amount which can be purchased from an insurance company with the Member's Accounts.

         (c) A Member who elects to receive benefits in the form of a life annuity and to whom benefits would be payable in the form of a Qualified Joint and Survivor Annuity pursuant to this Section 9.8 shall have the right to waive a Qualified Joint and Survivor Annuity (such waiver shall be consented to by the Member's spouse in writing in accordance with Section 9.9) by delivering written notice to the Committee, at any time within the 90-day period prior to the annuity starting date, to receive a different form of annuity. If a Member elects to receive bene-fits in the form of an annuity, the Committee shall within a reasonable period of time (no less than 30 days and no more than 90 days before the annuity starting date) provide the Member, by personal delivery or first class mail, with a written explanation of:

              (1)  the terms and conditions of the Qualified
    Joint and Survivor Annuity;

              (2) the Member's right to make, and the effect of, an election to waive the Qualified Joint and Survivor
    Annuity;

              (3) the rights of the Member's spouse to consent to the Member's election to waive the Qualified Joint and Survivor Annuity and the effect of consenting to such waiver; and

              (4) the Member's right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity.

         Any election made by a Member pursuant to Sections 9.8(b) and 9.8(c) may be revoked by such Member by delivering written notice to the Committee at any time prior to the Member's annuity starting date and, once revoked, may be made again at any time by delivering written notice to the Committee prior to the Member's annuity starting date.

         9.9 Spousal Consent. A valid spousal consent to the Member's naming of a Beneficiary other than the Member's spouse or to the Member's waiver of a Qualified Joint and Survivor Annuity as defined in Section 9.8(b) shall be designated:

         (a) in a writing acknowledging the effect of the consent;

         (b)  witnessed by a notary public or Plan
    representative; and

         (c) effective only for the spouse who exercises the consent;

provided that, notwithstanding the provisions of this Article IX, the consent of a Member's spouse shall not be required if it is established to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no spouse, because the spouse cannot be located, there is a legal separation, the Member proves abandonment by his spouse as evidenced by a court order or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

         9.10 Lump Sum Payment without Election. Notwith-standing any other provision of this Article IX, if a Member or a Beneficiary is entitled to a distribution and if the vested value of a Member's Account or the vested value of the Beneficiary's share of the Member's Account before benefits are paid or commence to be paid hereunder does not exceed $3,500, the Committee may in accordance with uniform and nondiscriminatory rules direct the immediate distribution of such benefit to the person entitled thereto regardless of any election or consent of the Member, the Member's spouse or other Beneficiary.

         9.11 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary, if (i) a Member, (ii) a Beneficiary who is a Member's spouse, or (iii) a Member's spouse or former spouse who is an alternate payee under a qualified domestic relations order becomes entitled to a Plan distribution which qualifies as an eligible rollover distribution as defined in Section 402(c)(4) of the Code, such individual may elect to have all or a portion of such distribution transferred directly to a designated eligible retirement plan as defined in Section 402(c)(8)(B) of the Code, provided that such retirement plan to which such transfer is to be made accepts such transfer. The Committee may establish reasonable rules and procedures regarding direct rollover distributions permitted hereunder. A direct rollover may be made less than 30 days after the distributee is informed of his right to elect such a distribution, provided that, the Committee clearly informs the distributee that he has the right to a period of at least 30 days after being so notified to make such election and the distributee affirmatively elects such direct rollover.


                            ARTICLE X

                    Administration of the Plan


         10.1  Plan Administrator.  The Committee shall be the
Plan Administrator:

         (a) The Committee shall administer, enforce and interpret the Plan and the trust agreement established hereunder and shall have the powers necessary thereto, including, but not by way of limitation, the powers to exercise its responsibilities in accordance with Sections 1.3 (Appropriate Form), 1.10 (Compensation), 1.22 (Enrollment Date), 1.29 (Leave of Absence),
1.45 (Total and Permanent Disability), Article II (Eligibility and Membership), 3.1 (Compensation Deferral Contributions), 3.2 (Changes and Suspension of Contributions), 3.4 (Limitation on Compensation Deferral Contributions), 5.2 (Maintenance of Accounts), 5.3 (Valuations), Article VII (Investment of Accounts), Article VIII (Withdrawals and Loans During Employment), 11.6 (Disbursement of Funds), Article XIII (Miscellaneous), and the remainder of this Article X, and

         (b) Authority to hold the funds of the Plan shall be delegated to the Trustee in accordance with Section 11.2
(Trustee), and

         (c) Authority to direct the investment of the Plan's funds shall be delegated to an Investment Manager in accordance with Section 11.3 (Investment Manager).

         With respect to all other responsibilities of the Plan
Administrator the Committee shall act through its duly authorized officers and agents.

         10.2  Board of Directors.  With respect to Sections 4.1
(Amount of Employer Contributions), 10.8 (Personal Liability) and
12.2 (Suspension or Termination) the Employer shall act only by or pursuant to a resolution of the Board of Directors.

         10.3 Appointment of the Committee. The Committee shall be the Benefits Administration Committee of Smith Corona
Corporation.

         10.4 Compensation Expenses. All proper expenses incurred by the Committee, the Employer or the Trustee for accounting, legal and other professional, consulting or technical services required for the administration of the Plan, shall be paid by the Trustee out of the Trust Fund unless paid voluntarily by the Employer.

         10.5 Committee Actions, Agents. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate.

         Any action of the Committee, including but not by way of limitation, instructions to the Trustee, shall be evidenced by the signature of a member who has been so authorized by the Committee to sign for it, and the Trustee shall be fully protected in acting thereon. A certificate of the secretary or an assistant secretary of the Committee setting forth the name of the members thereof shall be sufficient evidence at all times as to the persons then constituting the Committee.

         10.6 Committee Meetings. The Committee shall hold meetings upon such notice, at such time and place as they may determine. The Committee shall act by a majority of its members at the time in office and such action may be taken from time to time by a vote at a meeting or in writing without a meeting. A majority of the members of the Committee at the time in office shall constitute a quorum for transaction of business.

         10.7 Authority and Duties of the Committee. The Committee may from time to time establish rules for the administration of the Plan. The Committee shall have the exclusive right to interpret the Plan and to decide any matters arising thereunder in connection with the administration of the Plan. It shall endeavor to act by general rules so as not to discriminate in favor of any person. Its decisions and the records of the Committee shall be conclusive and binding upon the Employer, Members and all other persons having an interest under the Plan. No member of the Committee shall be disqualified from exercising the powers and discretions herein conferred by reason of the fact that the exercise of any such power or discretion may affect the payment of benefits to such member under the Plan; however, no member may vote on a matter relating exclusively to such member. To the extent that it is administratively feasible, the period of notice required for Members' elections to commence, change or suspend contributions hereunder or to make or change investment elections for either future contributions or existing accounts may be relaxed, reduced or eliminated by the Committee in accordance with uniform and non-discriminatory rules.

         The Committee shall keep or cause to be kept all records and other data as may be necessary for the administration of the Plan.

         10.8 Personal Liability. To the extent not contrary to the provisions of ERISA, no member of the Committee, officer, director or employee of an Employer shall be personally liable for acts done in good faith hereunder unless resulting from such member's own negligence or willful misconduct. Each such member of the Committee, officer and director shall be indemnified by the Employer against expenses reasonably incurred by such member in connection with any action to which he may be a party by reason of such member's responsibilities hereunder, except in relation to matters as to which such member shall be adjudged in such action to be liable for negligence or misconduct in the performance of such member's duty. However, nothing in this Plan shall be deemed to relieve any person who is a fiduciary under the Plan for purposes of ERISA from any responsibility or liability which such statute shall impose upon such member.

         10.9 Dealings between the Committee and Individual Members. Any notice required to be given to, or any document required to be filed with, the Committee will be properly given or filed if mailed by registered or certified mail, postage prepaid, or delivered to the Chairman of the Benefits Administration Committee, c/o Smith Corona Corporation, 839 Route 13 South, Cortland, NY 13045, or to such other place as the Committee may hereafter from time to time designate.

         The Committee shall make available to such Member for examination upon reasonable request in advance, such of its records as pertain to the benefits to which such Member shall be entitled under the Plan.

         10.10  Information To Be Supplied by the Employer.  The
Employer shall provide the Committee or its delegate with such information as it shall from time to time need in the discharge of its duties.

         10.11 Records. The regularly kept records of the Committee and the Employer shall be conclusive evidence of the Service of an Employee, the Employee's Compensation, age, marital status, status as an Employee, and all other matters contained therein applicable to this Plan; provided that an Employee may request a correction in the record of age or any other disputed fact at any time prior to retirement. Such correction shall be made if within 90 days after such request the Employee furnishes the Committee in support thereof documentary proof of age or the other disputed fact satisfactory to the Committee.

         10.12 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         10.13 Fiduciary Responsibility. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle 8, Part 4,

         (a) in determining that a Member's spouse has con-sented to the naming of a Beneficiary other than the spouse or that the consent of the Member's spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent, revocation or determination, the Plan and its fiduci-aries shall have no further liability; or

         (b) in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order, or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), in segregating in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order in paying the amounts segregated or held in escrow by the person entitled thereto if within 18 months the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, in paying such amounts to the person entitled thereto if there had been no order if within 18 months the domestic relations order is determined not to be qualified or if the issue is not resolved within 18 months and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18 month period, then the obligation of the Plan and its fiduciaries or the Member and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.

         10.14  Claim Procedure.

         (a) Each Member or Beneficiary ("Claimant") may submit application for benefits ("Claim") to the Committee (or to such other person as may be designated by the Committee) in writing in such form as is provided or approved by the Committee. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim prior to filing a Claim and exhausting all rights to review in accordance with this Section.

         When a Claim has been filed properly, such Claim shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within ninety (90) days after the receipt of such Claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the Claim was filed). Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain (1) the specific reasons for the denial, (2) references to pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (4) the Claimant's rights to seek review of the denial.

         (b) If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request that the Committee (or such other person as shall be designated in writing by the Committee) review the denial, (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the Claimant files a written request for review with the Committee within sixty (60) days after the date on which the Claimant received written notification of the denial. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the Claim shall become final and binding on all persons for all purposes.

         10.15 Lawsuits. Any lawsuit involving a Claim brought by a Claimant must be commenced before the expiration of three
(3) years from the event giving rise to the Claim or, if later, the date of receipt of notice of claim denial under Section 10.14(b). If such suit, no matter what jurisdiction it is brought in, is not commenced within such time limit, it shall be barred.


                            ARTICLE XI

                   Operation of the Trust Fund


         11.1 Trust Fund. All assets of the Plan shall be held in trust as a Trust Fund for the exclusive benefit of Members and their Beneficiaries, and no part of the corpus or income shall be used for or diverted to any other purpose. No person shall have any interest in or right to any part of the Trust Fund, except to the extent provided in the Plan.

         11.2 Trustee. All contributions to the Plan shall be paid to a Trustee or Trustees which shall be appointed from time to time by the Board of Directors or the Employer by appropriate instrument with such powers in the Trustee as to control and disbursement of the funds as the Employer shall approve and as shall be in accordance with the Plan. The Employer may remove any Trustee at any time, upon reasonable notice and upon such removal or upon the resignation of any Trustee the Employer shall designate a successor Trustee.

         11.3 Investment Manager. In accordance with the terms of the trust agreement, the Board of Directors or the Employer may appoint one or more Investment Managers (individuals and/or other entities), who may include the Trustee and who are collectively referred to herein as the Investment Manager, to direct the investment and reinvestment of part or all of the Plan's funds. The Employer may change the appointment of the Investment Manager from time to time.

         11.4 Disbursement of Funds. The funds held by the Trustee shall be applied, in the manner determined by the Committee, to the payment of benefits to such persons as are entitled thereto in accordance with the Plan.

         The Committee shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan, including the form of voucher or warrant to be used in authorizing disbursements and the qualification of persons authorized to approve and sign the same and any other matters incident to the disbursement of such funds.

         All charges of the record keeper, of the Trustee and of the Investment Manager shall be paid by the Trust unless paid by the Employer.

         11.5 Exclusive Benefit of Members. All contributions under the Plan shall be paid to the Trustee and deposited in the Trust Fund and shall be held, managed and distributed solely in the interest of the Members and Beneficiaries for the exclusive purpose of (1) providing benefits to Members and Beneficiaries and (2) defraying reasonable administrative expenses of the Plan and the Trust, to the extent such expenses are not paid by the Employer provided that:

         (a)  if the Plan is denied initial qualification under
    Section 401(a) of the Code, contributions conditioned upon the continued qualification of the Plan shall be returned to the Employer making such contributions within one year of the denial of qualification;

         (b)  if, and to the extent, deduction for a
    contribution under Section 404 of the Code is disallowed, contributions conditioned upon deductibility shall be returned to the Employer within one year after the disallowance of the deduction; and

         (c) if, and to the extent, contribution is made through mistake of fact, such contribution shall be returned to the Employer within one year of the payment of the contribution.

For purposes of subsection (b) of this Section 11.5, all Employer
Contributions shall be deemed conditioned upon deductibility under Section 404 of the Code when made.


                           ARTICLE XII

                Amendment, Termination and Merger


         12.1 Right to Amend. The Employer reserves the right at any time, and from time to time, to modify or amend in whole or in part the provisions of the Plan, but no such amendment shall divest any Member of any amount previously credited to a Member's Accounts or, except to the extent permitted by the Secretary of the Treasury by regulation, shall eliminate with respect to a Member's Account balance at the time of such amendment an optional form of benefit, and further provided that no part of the assets of the Trust Fund shall, by reason of any modification or amendment, be used for or diverted to, purposes other than for the exclusive benefit of Members and their Beneficiaries, under the Plan. Any amendment or modification of the Plan may be made by the Board of Directors of the Employer or its delegate such as the Committee, except that any amendment which substantially increases the cost of the Plan to the Employer must be approved by the Board of Directors.

         12.2 Suspension or Termination. The Employer may at any time temporarily suspend Employer Contributions and Compensation Deferral Contributions in whole or in part. Such suspension of Employer Contributions and/or Compensation Deferral Contributions shall not, in itself, constitute a Plan termination. The Employer may at any time completely discontinue contributions or terminate the Plan by filing with the Committee a certified copy of the resolution of its board of directors authorizing such action.

         If the Plan is terminated, no further contributions shall be made by the Employer and subject to Section 9.1 and
Section 401(k)(10) of the Code, the Account of each Member shall be applied for the Member's (or the Member's Beneficiary's) benefit by payment in cash or in kind. Alternatively, if the Plan is frozen, no further contributions shall be made by the Employer but the Plan shall continue in full force and effect and the Trust Fund shall continue in accordance with the trust instrument until all funds in the Trust are distributed in accordance with the Plan.

         12.3 Merger, Consolidation or Transfer. In the case of any merger, or consolidation with, or transfer of assets or liabilities to any other plan, each Member in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Member would have been entitled to receive immediately before the merger consolidation, or transfer (if the Plan had then terminated).


                           ARTICLE XIII

                          Miscellaneous


         13.1 Uniform Administration. Whenever, in the administration of the Plan, any action is required by the Employer or the Committee, including, but not by way of limitation, action with respect to eligibility or classification of employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Members who are officers or significant shareholders or Highly Compensated Employees of the Employer or persons whose principal duties consist of supervising the work of other Employees.

         13.2 Payment Due an Incompetent. If the Committee determines that any person to whom a payment is due hereunder is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due to such person to be made to another for the benefit of the incompetent, without responsibility of the Committee or the Trustee to see to the application of such payment. Payments made in accordance with such power shall operate as a complete discharge of all obligations on account of such payment of the Committee, the Trustee and the Trust Fund. The Committee shall not be under any responsibility to assure that any such payment is used for the benefit of the person to whom it was due.

         13.3 Source of Payments. All benefits under the Plan shall be paid or provided solely from the Trust Fund and the Employer assumes no liability or responsibility therefor, except to the extent required by law.

         13.4 Plan Not a Contract of Employment. Nothing herein contained shall be deemed to give any Employee, Eligible Employee or Member the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee, Eligible Employee or Member at any time for any reason.

         13.5 Applicable Law. Except to the extent governed by Federal law, including ERISA, the Plan shall be administered and interpreted in accordance with the laws of the State of New York (other than the principles of conflicts of laws of such State).

         13.6 Unclaimed Amounts. It shall be the duty and re-sponsibility of a Member or a Beneficiary to keep the Committee apprised of such Member's whereabouts and of such Member's current mailing address. Unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Member which cannot be distributed because of the Committee's inability, after a reasonable search (including utilizing the services of the Internal Revenue Service pursuant to Revenue Procedure 94-22), to locate a Member or a Member's Beneficiary within a period of two (2) years after the payment of benefits becomes due. Unclaimed amounts for a Plan Year shall be forfeitures for the Plan Year in which such two-year period shall end. Such Forfeitures shall be treated as provided in Section 4.3

         If an unclaimed amount is subsequently properly claimed by the Member or the Member's Beneficiary ("Reclaimed Amount") and unless the Employer, in its discretion, makes a contribution to the Plan for such year in an amount sufficient to pay such Reclaimed Amount to the extent that the Reclaimed Amount originated as an unclaimed amount, it shall be charged against forfeitures for the Plan Year and, to the extent such forfeitures are not sufficient, shall charged against income as an expense of the Trust Fund.

         13.7 Adoption of Plan by Subsidiary. Any corporation of which the Employer owns directly or indirectly at least 50% of the outstanding common stock may adopt the Plan as to its eligible employees with the consent of the Board of Directors of the Employer. Likewise, any such subsidiary which maintains a qualified plan with a qualified cash or deferred arrangement may, with the consent of the Board of Directors of the Employer, merge such plan with and into the Plan.


                           ARTICLE XIV

                       Top Heavy Provisions


         14.1 Application. The definitions in Section 14.2 shall apply under this Article XIV and the special rules in
Section 14.3 shall apply in accordance with Code Section 416, notwithstanding any other provisions of the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein. This Article XIV shall have no effect on the amount of, or eligibility for, benefits under the Plan of a Member unless and until the Plan becomes a Top Heavy Plan.

         14.2 Special Top Heavy Definitions. The following special definitions shall apply under this Article XIV.

         (a) "Aggregate Employer Contributions" means the sum of all Employer Contributions including forfeitures under this Plan allocated for a Member to the Plan and employer contributions and forfeitures allocated for the Member to all Related Defined Contribution Plans in the Aggregation Group; provided, however, that for Plan Years beginning before January 1, 1985, Compensation Deferral Contributions under this Plan and employer contributions attributable to compensation reduction or similar arrangement under Related Defined Contribution Plans shall not be included in Aggregate Employer Contributions.

         (b) "Aggregation Group" means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless inclusion of Related Plans in the Permissive Aggregation Group in the Aggregation Group would prevent the Plan from being a Top Heavy Plan, in which case "Aggregation Group" means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

              (1)  "Mandatory Aggregation Group" means each plan
    (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years,

                   (A)  had a Member who was a Key Employee, or

                   (B)  was necessary to be considered with a
         plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Section 401(a)(4) and
         Section 410(b) of the Code.

                   If the Plan is not described in (A) or (B) above, it shall not be part of a Mandatory Aggregation
         Group.

              (2) "Permissive Aggregation Group" means the group of plans consisting of (A) the plans, if any, in a Mandatory Aggregation Group with the Plan, and (B) any other Related Plan, that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and
    Section 410(b) of the Code. A Related Plan in (B) of the preceding sentence may include a simplified employee pension plan, as defined in Code Section 408(k), and a collectively bargained plan, if, when considered as a part of the Aggregation Group, such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410(b) of the Code considering, if the plan is a multiemployer plan as described in Code Section 414(f) or a multiple employer plan as described in Code
    Section 413(c), benefits under the plan only to the extent provided to Employees of the employer because of service with the Employer, and, if the plan is a simplified employee pension plan, only the employer's contribution to the plan.

         (c) "Determination Date" means, with respect to a Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year. If the Plan is aggregated with other plans in the Aggregation Group, the Determination Date for each other plan shall be, with respect to any Plan Year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

         (d) "Key Employee" means, for the Plan Year containing the Determination Date, any person or the beneficiary of any person who is an Employee or former Employee of an Employer or an Affiliate as determined under Code Section 416(i) and who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years (the "Measurement Period") is a person described in paragraph (1), (2), (3) or (4), subject to paragraph (5).

              (1) An officer of the Employer or an Affiliate who in any Measurement Period is an officer during the Plan Year and has annual Compensation for the Plan Year in an amount greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends ($30,000 in 1989 adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code).

              No more than a total of fifty (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of all persons or beneficiaries of persons who are Employees or former Employees) shall be treated as Key Employees under this paragraph (1) for any Measurement Period. In the case of an Employer or an Affiliate which is not a corporation (I) in any Measurement Period, in the case of a Plan Year beginning on or before February 28, 1985, no persons shall be treated as Key Employees under this paragraph (1); and (II) in any Measurement Period, in the case of a Plan Year beginning after February 28, 1985, the term "officer" as used in this subsection (d) shall include administrative executives as described in Treas. Reg.
    Section 1.416-1(T-13).

              (2) One (1) of the ten (10) persons who, during a Plan Year in the Measurement Period:

                   (A)  have annual Compensation from the
         Employer or Affiliate for such Plan Year greater than the amount in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends ($30,000 in 1984, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code); and

                   (B)  own (or are considered as owning within
         the meaning of Code Section 318) in such Plan Year, the largest percentage interests in the Employer or Affiliate, in such Plan Year, provided that no person shall be treated as a Key Employee under this paragraph unless he owns more than one-half of one percent (0.5%) interest in the Employer or Affiliate.

              No more than a total of ten (10) persons or beneficiaries of persons who are Employees or former
    Employees shall be treated as Key Employees under this paragraph (2) for any Measurement Period.

              (3)  A person who, for a Plan Year in the
    Measurement Period, is a more than five percent (5%) owner
    (or is considered as owning more than five percent (5%) within the meaning of Code Section 318) of the Employer or Affiliate.

              (4)  A person who, for a Plan Year in the
    Measurement Period, is a more than one percent (1%) owner (or is considered as owning more than one percent (1%) within the meaning of Code Section 318) of the Employer or an Affiliate and has an annual Compensation for such Plan Year of more than $150,000.

              (5)  If the number of persons who meet the
    requirements to be treated as Key Employees under paragraph
    (1) or (2) exceed the limitation on the number of Key Employees to be counted under paragraph (1) or (2), those persons with the highest annual Compensation in a Plan Year in the Measurement Period for which the requirements are met and who are within the limitation on the number of Key Employees will be treated as Key Employees.

         If the requirements of paragraph (1) or (2) are met by a person in more than one (1) Plan Year in the Measurement
Period, each person will be counted only once under paragraph (1) or (2):

                   (C)  under paragraph (1), the Plan Year in
         the Measurement Period in which a person who was an officer and had the highest annual Compensation shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence;

                   (D)  under paragraph (2), the Plan Year in
         the Measurement Period in which the ownership percentage interest is the greatest shall be used to determine whether the person will be treated as a Key
         Employee under the preceding sentence.

         Notwithstanding the above provisions of paragraph (5), a person may be counted in determining the limitation under both paragraphs (1) and (2). In determining the sum of the Present Value of Accrued Benefits for Key Employees under subsection (f) of this Section, the Present Value of Accrued Benefits for any person shall be counted only once. For purposes of determining ownership in the Employer or Affiliate under paragraphs (2), (3) and (4), the aggregation rules of Sections 414(b), (c) and (m) of the Code shall not apply.

         (e) "Non-Key Employee" means for the Plan Year containing the Determination Date a person or the beneficiary of a person who had an account balance in the Plan or an account balance in any Related Plan in the Aggregation Group during the Plan Year containing the Determination Date or any of the four
(4) preceding Plan Years and who is not a Key Employee.

         (f)  "Present Value of Accrued Benefits" means, for any
Plan Year, an amount equal to the sum of (1), (2) and (3) for each person, who in the Plan Year containing the Determination
Date, was a Key Employee or a Non-Key Employee.

              (1) Subject to (4) below, the value of a Member's Accounts under the Plan (including his Compensation Deferral Contributions) and each Related Defined Contribution Plan in the Aggregation Group, determined as of the Valuation Date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination Date, as follows:

                   (A) in the case of a plan not subject to the minimum funding requirements of Section 412 of the Code, by including the amount of any contributions actually made after the Valuation Date but on or before the Determination Date, and, in the first plan year of a plan, by including contributions made after the Determination Date that are allocated as of a date in that first plan year; and

                   (B) in the case of a plan that is subject to the minimum funding requirements, by including the amount of any contributions that would be allocated as of a date not later than the Determination Date, plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the Valuation Date but before the expiration of the extended payment period in Section 412(c)(10) of the Code.

    For purposes of this paragraph (1), the Valuation Date is the most recent Valuation Date within a 12-month period ending on the Determination Date.

              (2)  Subject to (4) below, the sum of the
    actuarial present values of a person's accrued benefits under each Related Defined Benefit Plan in the Aggregation Group, expressed as a benefit commencing at normal retirement date (or the person's attained age, if later) determined based on the following actuarial assumptions:

                   (A)  Interest rate of 5% compounded; and

                   (B)  80% of the rates underlying the 1984
         Unisex Pension Mortality Table, adjusted by applying a 3-year age setback for the Member's spouse, where applicable;

    and determined in accordance with Code Section 416(g).

         The present value of an accrued benefit for any person who is employed by an Employer maintaining a plan on the Determination Date is determined as of the most recent valuation date which is within a 12-month period ending on the Deter-mination Date, provided however that:

              (C) for the first plan year of the plan, the present value for an Employee is determined as if the Employee had a termination of employment (1) on the Determination Date or (2) on such Valuation Date but taking into account the estimated accrued benefits as of the Determination Date; and

              (D) for the second and subsequent plan years of the plan, the accrued benefit taken into account for an employee is not less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination for the second plan year.

         For purposes of this paragraph (2), the Valuation Date is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

         If the plan provides for a nonproportional subsidy as described in Treasury Regulations Section 1.416-1(T-26), the present value of accrued benefits shall be determined by taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

         (3) Subject to (4) below, the aggregate value of amounts distributed from the Plan and each Related Plan in the Aggregation Group during the Plan Year that includes the Determination Date or any of the four preceding Plan Years including amounts distributed under a termination plan which, if it had not been terminated, would have been in the Aggregation Group.

         (4) The following rules shall apply in determining the Present Value of Accrued Benefits:

              (A) Amounts attributable to qualified voluntary employee contributions, as defined in Section 219(e) of the Code, shall be excluded;

              (B) In computing the Present Value of Accrued Benefits with respect to rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the five (5) year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued Benefits:

                   (i)  Unrelated Transfers accepted into the
              Plan or any plan in the Aggregation Group after December 31, 1983 shall not be included.

                   (ii)  Unrelated Transfers accepted on or
              before December 31, 1983 and all Related Transfers accepted at any time into the Plan or any plan in the Aggregation Group shall be included.

                   (iii)  Unrelated Transfers made from the Plan
              or any plan in the Aggregation Group shall be included.

                   (iv)  Related Transfers made from the Plan or
              any plan in the Aggregation Group shall not be included by the transferror plan (but shall be counted by the accepting plan).

         The accrued benefit of any individual who has not performed services for an Employer maintaining the Plan (or a business with which the Employer is an Affiliate) at any time during the five (5) year period ending on the Determination Date shall be excluded in computing the Present Value of Accrued Benefits.

         (g) "Related Plan" means any other defined benefit plan or a defined contribution plan (as defined in Section 415(k) of the Code) maintained by an Employer or other Affiliate, respectively called a "Related Defined Benefit Plan" and a "Related Defined Contribution Plan".

         (h) "Related Transfer" means a rollover or a plan-to-plan transfer which is either not initiated by the Employee or is made between plans each of which is maintained by an Employer or an Affiliate.

         (i) A "Top Heavy Aggregation Group" means the Aggregation Group in any Plan Year for which, as of the Determination Date, the sum of the Present Values of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Values of Accrued Benefits for all Employees under all plans in the Aggregation Group; provided that, for purposes of determining the sum of Present Values of Accrued Benefits for all Employees, there shall be excluded the Present Values of Accrued Benefits of any Non-Key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date.
For purposes of applying the special rules herein with respect to a Super Top Heavy Plan, a Top Heavy Aggregation Group will also constitute a "Super Top Heavy Aggregation Group" if in any Plan Year as of the Determination Date, the sum of the Present Values of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds ninety percent (90%) of the sum of the Present Values of Accrued Benefits for all employees under all plans in the Aggregation Group.

         (j) "Top Heavy Plan" means the Plan in any Plan Year in which it is a member of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group consisting solely of the Plan. For purposes of applying the rules herein with respect to a Super Top Heavy Plan, a Top Heavy Plan will also constitute a "Super Top Heavy Plan" if the Plan in any Plan Year is a member of a Super Top Heavy Aggregation Group consisting solely of the Plan.

         (k) "Unrelated Transfer" means a rollover or a plan-to-plan transfer which is initiated by the Employee and (a) made from a plan maintained by an Affiliate to a plan maintained by an Employer which is not an Affiliate or (b) made to a plan maintained by an Affiliate from a plan maintained by an Employer which is not an Affiliate.

         14.3 Special Top Heavy Provisions. For each Plan Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Section 14.3 shall not apply with respect to any Employee who is covered by a collective bargaining agreement between Employee representatives and one or more Employers unless participation by such Employee in the Plan has been agreed to by the parties to such agreement.

         (a)  Minimum Employer Contributions.

              (1) In any Plan Year in which the Plan is a Top Heavy Plan, the Employer shall make additional Employer Contributions to the Plan as necessary for each Member who is employed on the last day of the Plan Year and who is a Non-Key Employee to bring the amount of each Member's Aggregate Employer Contributions for the Plan Year up to at least three percent (3%) of each Member's Compensation, or if the Plan is not required to be included in an aggregation group in order to permit a defined benefit plan in the Aggregation Group to satisfy the requirements of Section 401(a)(4) or Section 410(b) of the Code, such lesser amount as is equal to the largest percentage of a Key Employee's Compensation (as limited in accordance with Section 14.3(c)) allocated to the Key Employee as Aggregate Employer Contributions. Compensation Deferral Contributions may not be treated as Employer Contributions for purposes of satisfying the Non-Key Employee's minimum contribution requirement set forth in this subparagraph (1).

              (2) Notwithstanding Section 14.3(a)(1), if there is a Related Defined Benefit Plan in the Aggregation Group, if a Non-Key Employee participates in both the Plan and a Related Defined Benefit Plan and

                   (A)  if the Related Defined Benefit Plan
         provides the minimum benefit required under Code
         Section 416(c)(1) for the Non-Key Employee, then no minimum Employer Contribution shall be required under this Section 14.3(a),

                   (B) if the Related Defined Benefit Plan does not provide the minimum benefit required under Code
         Section 416(c)(1) for the Non-Key Employee, then the minimum Aggregate Employer Contribution under this
         Section 14.3(a) shall be five percent (5%) of such Non-Key Employee's Compensation.

              (3) For purposes of determining whether a Non-Key Employee is a Member entitled to have minimum Employee Contributions made for such Member, a Non-Key Employee will be treated as a Member even if he is not otherwise a Member (or accrues no benefit) under the Plan because:

                   (A)  such Member has failed to complete the
         requisite number of Hours of Service (if any) after becoming a Member in the Plan,

                   (B)  such Member is excluded from
         participation in the Plan (or accrues no benefit) merely because his Compensation is less than a stated amount, or

                   (C)  such Member is excluded from parti-
         cipation in the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions or, if the Plan is a Plan described in
         Section 401(k) of the Code, because of a failure to make elective (401(k)) contributions.

         (b)  Vesting.  For each Plan Year and for each Plan
Year thereafter, in which the Plan is a Top Heavy Plan, the vesting schedule under the Plan shall be three (3) year cliff vesting under which each Member shall be zero percent vested in the Employer Contribution Account until such Member has three (3) years of Service (including Service prior to when the Plan is a Top-Heavy Plan) after which a Member shall be 100% vested in such Account; provided that this vesting schedule shall not apply to the accrued benefit of any Member who does not have an Hour of Service in or after a Plan Year in which the Plan is Top Heavy.

         (c)  Compensation.  For each Plan Year in which the
Plan is a Top Heavy Plan, Compensation taken into account under the Plan shall not exceed $200,000 (as at 1984, adjusted in subsequent years for the cost of living adjustments determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 416(d)(2) of the Code).

         (d)  Top Heavy Limitations.

              (1) In computing the limitations under Sect-ion 4.5 hereof, if the Plan is a Top Heavy Plan and is not a Super Top Heavy Plan, the special rules of Section 416(h) of the Code shall be applied in accordance with applicable regulations and rulings so that

                   (A)  in determining the denominator of the
         Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which "1.25" would have been used, "1.00" shall be substituted and

                   (B)  in determining the numerator of the
         transition fraction described in Section 415(e)(6)(B) of the Code by substituting $41,500 for $51,875 unless the special requirements of Section 416(h)(2) of the Internal Revenue Code have been satisfied.

              (2)  In computing the limitations under
    Section 4.5 thereof, if the Plan is a Super Top Heavy Plan, the special rules of Section 416(h) of the Code shall be applied in accordance with applicable regulations and rulings so that

                   (A)  in determining the denominator of the
         Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which "1.25" would have been used, "1.00" shall be substituted and

                   (B) in determining the numerator of the
         transitional fraction described in Section 415(e)(6)(B) of the Code, $41,500 shall be substituted for $51,875.

         (e) Transition Rule for a Top Heavy Plan. Notwith-standing the provisions of Sections 14.3(d), for each Plan Year in which the Plan is a Top Heavy Plan and in which the Plan does not meet the special requirements of Section 416(h)(2) of the Code in order to use 1.25 in the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by an Employer or an Affiliate before the plans became Top Heavy Plans and if such Member's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Top Heavy Plans, a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Top Heavy Plans until the Member's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, if the Plan is a Top Heavy Plan and the Plan does not meet the special re-quirements of Section 416(h)(2) of the Code, in order to use 1.25 in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, there shall be no further Annual Additions for a Member whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction Plan and the Defined Contribution Plan Fraction, until such time as the Member's Combined Fraction is not greater than 1.00.

         (f) Transition Rule for a Super Top Heavy Plan. Notwithstanding the provisions of Sections 14.3(d) and 14.3(e), for each Plan Year in which the Plan is a Super Top Heavy Plan,
(1) if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by an Employer or an Affiliate before the plans became Super Top Heavy Plans, and (2) if such Member's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Super top Heavy Plans the Combined Fraction as then computed did not exceed 1.00, then a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or Annual Additions under any Super Top Heavy Plans until the Member's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, if the Plan is a Super Top Heavy Plan, there shall be no further Annual Additions for a Member whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction until the Member's Combined Fraction is not greater than 1.00.

         (g) Terminated Plan. If the Plan becomes a Top Heavy Plan after it has formally been terminated, has ceased crediting for benefit accruals and vesting and had been or is distributing all plan assets to Members and their beneficiaries as soon as administratively feasible, or if a terminated plan has distributed all benefits of Members and their beneficiaries, the provisions of Section 14.3 shall not apply to the Plan.

         (h)  Frozen Plans.  If the Plan becomes a Top Heavy
Plan after contributions have ceased under the Plan but all assets have not been distributed to Members or their beneficiaries, the provisions of Section 14.3 shall apply to the Plan.

         14.4 Effect of Change in Applicable Legislation or Regulation. In the event that Congress should provide by statute or the Secretary of the Treasury should provide by regulation a ruling, that the provisions of this Article XIV are no longer necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.








__________________________________________________________






                     SMITH CORONA CORPORATION


              RETIREMENT SAVINGS AND INVESTMENT PLAN


                  Adopted Effective July 1, 1989

          Amended and Restated Effective January 1, 1997





__________________________________________________________

                        TABLE OF CONTENTS

                                                             Page

                            ARTICLE I

                           Definitions

    1.1  "Account" . . . . . . . . . . . . . . . . . . . . . . 1
    1.2  "Affiliate" . . . . . . . . . . . . . . . . . . . . . 1
    1.3  "Appropriate Form". . . . . . . . . . . . . . . . . . 1
    1.4  "Basic Contributions" . . . . . . . . . . . . . . . . 1
    1.5  "Basic Contributions Subaccount". . . . . . . . . . . 1
    1.6  "Beneficiary" . . . . . . . . . . . . . . . . . . . . 1
    1.7  "Board" or "Board of Directors" . . . . . . . . . . . 1
    1.8  "Code". . . . . . . . . . . . . . . . . . . . . . . . 1
    1.9  "Committee" . . . . . . . . . . . . . . . . . . . . . 2
    1.10  "Compensation" . . . . . . . . . . . . . . . . . . . 2
    1.11  "Compensation Deferral Contributions". . . . . . . . 2
    1.12  "Compensation Deferral Contributions Account". . . . 2
    1.13  "Effective Date" . . . . . . . . . . . . . . . . . . 2
    1.14  "Eligible Employee". . . . . . . . . . . . . . . . . 2
    1.15  "Employee" . . . . . . . . . . . . . . . . . . . . . 3
    1.16  "Employee Contributions" . . . . . . . . . . . . . . 3
    1.17  "Employee Contributions Account" . . . . . . . . . . 3
    1.18  "Employer" . . . . . . . . . . . . . . . . . . . . . 3
    1.19  "Employer Contributions" . . . . . . . . . . . . . . 3
    1.20  "Employer Contribution Account". . . . . . . . . . . 3
    1.21  "Enrollment Date". . . . . . . . . . . . . . . . . . 3
    1.22  "ERISA". . . . . . . . . . . . . . . . . . . . . . . 3
    1.23  "Highly Compensated Employee". . . . . . . . . . . . 3
    1.24  "Hour of Service". . . . . . . . . . . . . . . . . . 3
    1.25  "Initial Enrollment Date". . . . . . . . . . . . . . 4
    1.26  "Investment Fund". . . . . . . . . . . . . . . . . . 4
    1.27  "Investment Manager" . . . . . . . . . . . . . . . . 4
    1.28  "Leave of Absence" . . . . . . . . . . . . . . . . . 5
    1.29  "Member" . . . . . . . . . . . . . . . . . . . . . . 5
    1.30  "Parental Leave" . . . . . . . . . . . . . . . . . . 5
    1.31  "Plan" . . . . . . . . . . . . . . . . . . . . . . . 5
    1.32  "Plan Year". . . . . . . . . . . . . . . . . . . . . 6
    1.33  "Required Beginning Date". . . . . . . . . . . . . . 6
    1.34  "Retirement Age" . . . . . . . . . . . . . . . . . . 6
    1.35  "Rollover Contribution". . . . . . . . . . . . . . . 6
    1.36  "Rollover Contribution Account". . . . . . . . . . . 6
    1.37  "Service". . . . . . . . . . . . . . . . . . . . . . 6
    1.38  "Specific Involuntary Termination" . . . . . . . . . 6
    1.39  "Supplemental Contributions" . . . . . . . . . . . . 6
    1.40  "Supplemental Contributions Subaccount". . . . . . . 7
    1.41  "Suspense Account" . . . . . . . . . . . . . . . . . 7
    1.42  "Total and Permanent Disability" . . . . . . . . . . 7
    1.43  "Trustee". . . . . . . . . . . . . . . . . . . . . . 7
    1.44  "Trust Fund" . . . . . . . . . . . . . . . . . . . . 7
    1.45  "Valuation Date" . . . . . . . . . . . . . . . . . . 7
    1.46  "Use of Masculine Pronoun".. . . . . . . . . . . . . 7

                            ARTICLE II

                    Eligibility and Membership

    2.1  Members on the Restatement Date . . . . . . . . . . . 7
    2.2  Eligible Employees on and after the January 1,
         1997. . . . . . . . . . . . . . . . . . . . . . . . . 7
    2.3  Completion of Appropriate Form. . . . . . . . . . . . 8
    2.4  Elections Upon Becoming a Member. . . . . . . . . . . 8
    2.5  Beneficiary Designation . . . . . . . . . . . . . . . 8
    2.6  Transfers to or from Non-Covered Status . . . . . . . 9
    2.7  Rollover Contributions From Other Plans . . . . . . . 9

                           ARTICLE III

               Compensation Deferral Contributions

    3.1  Compensation Deferral Contributions . . . . . . . .  10
    3.2  Changes and Suspension of Contributions . . . . . .  10
    3.3  Transfer of Contributions to Trustee. . . . . . . .  10
    3.4  Limitation on Compensation Deferral Contributions .  10

                            ARTICLE IV

                      Employer Contributions

    4.1  Amount of Employer Contributions. . . . . . . . . .  11
    4.2  Limitations on Matching Contributions . . . . . . .  11
    4.3  Treatment of Forfeitures. . . . . . . . . . . . . .  11
    4.4  Transfer of Contributions to Trustee. . . . . . . .  12
    4.5  Contributions After Certain Leave of Absences . . .  12
    4.6  Limitation of Annual Additions. . . . . . . . . . .  13

                            ARTICLE V

                             Accounts

    5.1  Maintenance of Accounts . . . . . . . . . . . . . .  16
    5.2  Valuations. . . . . . . . . . . . . . . . . . . . .  16

                            ARTICLE VI

                       Vesting of Accounts

    6.1  Employer Contribution Account . . . . . . . . . . .  16
    6.2  Other Accounts. . . . . . . . . . . . . . . . . . .  16
    6.3  Earlier Vesting in Employer Contribution Account. .  17
    6.4  Forfeitures . . . . . . . . . . . . . . . . . . . .  17

                           ARTICLE VII

                      Investment of Accounts

    7.1  Investment of Accounts. . . . . . . . . . . . . . .  18
    7.2  Redirection of Future Contributions . . . . . . . .  18
    7.3  Reinvestment of Prior Contributions . . . . . . . .  18
    7.4  Statements of Accounts. . . . . . . . . . . . . . .  19
    7.5  Crediting of Contribution Accounts. . . . . . . . .  19
    7.6  Correction of Error . . . . . . . . . . . . . . . .  20

                           ARTICLE VIII

             Withdrawals and Loans During Employment

    8.1  Withdrawal Options. . . . . . . . . . . . . . . . .  20
    8.2  Hardship Withdrawals. . . . . . . . . . . . . . . .  21
    8.3  Values. . . . . . . . . . . . . . . . . . . . . . .  22
    8.4  Payment of Withdrawals. . . . . . . . . . . . . . .  22
    8.5  Loans . . . . . . . . . . . . . . . . . . . . . . .  22
    8.6  Loan Proceeds Value . . . . . . . . . . . . . . . .  24

                            ARTICLE IX

                           Distribution

    9.1   Amount of Distribution . . . . . . . . . . . . . .  24
    9.2   Normal Form of Distribution. . . . . . . . . . . .  25
    9.3   Alternate Form of Distribution . . . . . . . . . .  26
    9.4   Identity of Payee. . . . . . . . . . . . . . . . .  26
    9.5   Non-alienation of Benefits . . . . . . . . . . . .  26
    9.6   Qualified Domestic Relations Order . . . . . . . .  27
    9.7   Commencement of Benefits . . . . . . . . . . . . .  29
    9.8   Annuities. . . . . . . . . . . . . . . . . . . . .  29
    9.9   Spousal Consent. . . . . . . . . . . . . . . . . .  31
    9.10  Lump Sum Payment without Election. . . . . . . . .  31
    9.11  Direct Rollover Election . . . . . . . . . . . . .  31

                            ARTICLE X

                    Administration of the Plan

    10.1   Plan Administrator. . . . . . . . . . . . . . . .  32
    10.2   Board of Directors. . . . . . . . . . . . . . . .  32
    10.3   Appointment of the Committee. . . . . . . . . . .  32
    10.4   Compensation Expenses . . . . . . . . . . . . . .  32
    10.5   Committee Actions, Agents . . . . . . . . . . . .  33
    10.6   Committee Meetings. . . . . . . . . . . . . . . .  33
    10.7   Authority and Duties of the Committee . . . . . .  33
    10.8   Personal Liability. . . . . . . . . . . . . . . .  33
    10.9   Dealings between the Committee and Individual
           Members . . . . . . . . . . . . . . . . . . . . .  34
    10.10  Information To Be Supplied by the Employer. . . .  34
    10.11  Records . . . . . . . . . . . . . . . . . . . . .  34
    10.12  Fiduciary Capacity. . . . . . . . . . . . . . . .  34
    10.13  Fiduciary Responsibility. . . . . . . . . . . . .  34
    10.14  Claim Procedure . . . . . . . . . . . . . . . . .  35
    10.15  Lawsuits. . . . . . . . . . . . . . . . . . . . .  36

                            ARTICLE XI

                   Operation of the Trust Fund

    11.1  Trust Fund . . . . . . . . . . . . . . . . . . . .  36
    11.2  Trustee. . . . . . . . . . . . . . . . . . . . . .  37
    11.3  Investment Manager . . . . . . . . . . . . . . . .  37
    11.4  Disbursement of Funds. . . . . . . . . . . . . . .  37
    11.5  Exclusive Benefit of Members . . . . . . . . . . .  37

                           ARTICLE XII

                Amendment, Termination and Merger

    12.1  Right to Amend . . . . . . . . . . . . . . . . . .  38
    12.2  Suspension or Termination. . . . . . . . . . . . .  38
    12.3  Merger, Consolidation or Transfer. . . . . . . . .  39

                           ARTICLE XIII

                          Miscellaneous

    13.1  Uniform Administration . . . . . . . . . . . . . .  39
    13.2  Payment Due an Incompetent . . . . . . . . . . . .  39
    13.3  Source of Payments . . . . . . . . . . . . . . . .  39
    13.4  Plan Not a Contract of Employment. . . . . . . . .  39
    13.5  Applicable Law . . . . . . . . . . . . . . . . . .  40
    13.6  Unclaimed Amounts. . . . . . . . . . . . . . . . .  40
    13.7  Adoption of Plan by Subsidiary . . . . . . . . . .  40

                           ARTICLE XIV

                       Top Heavy Provisions

    14.1  Application. . . . . . . . . . . . . . . . . . . .  40
    14.2  Special Top Heavy Definitions. . . . . . . . . . .  41
    14.3  Special Top Heavy Provisions . . . . . . . . . . .  48
    14.4  Effect of Change in Applicable Legislation or
          Regulation . . . . . . . . . . . . . . . . . . . .  51